Exhibit 99.12

Estimates

Fiscal Year Ending March 31, 2012
Presented to the Legislative Assembly May 3, 2011

Estimates

Fiscal Year Ending March 31, 2012
Presented to the Legislative Assembly May 3, 2011

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of Finance.
Estimates of revenue and expenditure. ISSN 0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987; Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of British Columbia

1. British Columbia — Appropriations and expenditures — Periodicals.2.Budget — British Columbia —
Periodicals. I. British Columbia.Ministry of Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742	354.7110072’225

Rev.Mar. 1987

Available to the General Public from:
CROWN PUBLICATIONS INC.
521 Fort Street
Victoria, B.C.
V8W 1E7

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2011/12. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2010/11 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each ministry, special office and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget web site at http://www.bcbudget.gov.bc.ca/.

The 2011/12 Estimates are comprised of three separate sections:

1.                          Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF expense.

2.                          Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry or other grouping is presented on a similar basis.

1.                         Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions.

2.                         Core Business Summary — for ministries, discloses operating expenses, capital expenditures and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.                         Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.                         Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.                         Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.                          Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2010/11 main Estimates to the restated 2010/11 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures; for loans, investments and other requirements, and for revenue collected for and transferred to other entities; a summary of ministerial accountability for voted operating expenses; a Consolidated Revenue Fund (CRF) income statement; detailed reconciliations of revenue by source and expense by function; a summary of service delivery agency revenues and expenses; a summary of CRF and service delivery agency capital expenditures; an estimate of the staff utilization for the taxpayer-supported government reporting entity.

The 2011/12 Estimates were originally presented to the Legislative Assembly on February 15, 2011, but were subsequently revised to reflect the government reorganization that occurred on March 14, 2011. The revised 2011/12 Estimates, presented to the Legislative Assembly on May 3, 2011, replace the February 15, 2011 estimates as the main estimates for 2011/12.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e. the Financial Administration Act section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by Vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedules C and K

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets held by the CRF is included in special office and ministry operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature; Schedule K summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected For, and Transferred To, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities, and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Reconciliation of Surplus or Deficit to Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.                          Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2011/12 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act and as recommended by the independent Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2009/10 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/OCG/pa/09_10/PublicAccounts.pdf.

2.                          Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies/authorities.

3.                          Consolidation — The 2011/12 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Beginning in 2011/12, all service delivery agencies will be required to adopt PSAB accounting policies so that their financial statement presentation is consistent with how the central government prepares its own consolidated revenue fund financial statements. While this will impact individual service delivery agencies, there is no impact on the Estimates, as the practice in prior years was to adjust the service delivery agency financial statements during consolidation to conform to government’s accounting policies.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2011/12 Estimates

For comparative purposes and to comply with accounting policy changes, the following significant presentation changes have been incorporated into the 2011/12 Estimates.

1.                          Restatement of 2010/11 Estimates — The 2010/11 Estimates and Forecast have been restated to be consistent with the 2011/12 Estimates presentation. These restatements reflect the government reorganizations in 2010/11 and incorporate a number of inter-ministry transfers and/or changes. As well, the 2010/11 restatement reflects the following changes:

Presentation of the Ministry of Finance Vote

The Minister of Finance is responsible for the administration of the social services tax. Previously, the administration costs in the Ministry Operations Vote were offset by tax revenue collected, which was shown as an external recovery. This offset has been eliminated and the recoveries are now shown as revenue. This change only affects CRF revenue and expense; in the Summary Financial Statements all external recoveries are included in total revenue and expenses are shown at gross amounts.

Presentation of Public Guardian and Trustee Operating Account

The activities of the Public Guardian and Trustee (PGT) are funded from two sources — fees charged by the PGT, with ministry grants making up the difference. The fees are in the nature of recoveries for costs. Previously, the account disclosed these fees as either revenue or external recoveries. This inconsistency has been eliminated, and all fee revenue will be disclosed in the special account as a recovery to expense. This change only affects CRF revenue and expense; in the Summary Financial Statements all external recoveries are included in total revenue and expenses are shown at gross amounts.

Schedule A presents a detailed reconciliation of the restatement of Consolidated Revenue Fund operating expenses and capital expenditures. In addition to the Consolidated Revenue Fund changes, the projected summary financial statements for 2010/11 that were presented in the 2010/11 Estimates were revised to reflect the following:

Ministry of Transportation and Infrastructure (MoTI) Recoveries — Evergreen Line

MoTI provides services to the BC Transportation Financing Authority (BCTFA) and recovers the costs to its appropriation. In the 2010/11 Estimates, costs related to the development of the Evergreen Rapid Transit Line that were to be recovered from BCTFA were incorrectly disclosed as coming from sources external to the government reporting entity. As a result, both total revenue and total expense were overstated by $37 million. There is no impact to the summary net results as a result of correcting this overstatement.

Presentation of the British Columbia Railway Company (BC Rail)

In the 2010/11 Estimates, BC Rail was deemed a taxpayer-supported subsidiary of the BC Transportation Financing Authority. BC Rail’s assets and liabilities were fully consolidated in the summary financial statements (as opposed to being reported on a modified equity basis) and its net income was included in investment earnings. During the year, BC Rail was continued as a self-supported Crown corporation. As a result, BC Rail’s net income is reported as part of the Net Earnings of Self-supported Crown Corporations. Financial assets were increased by $71 million and non-financial assets were decreased by the same amount. There is no impact to the summary net results for the year as a result of this change.

ESTIMATES, 11/12

ESTIMATED STATEMENT OF FINANCIAL POSITION (1)
($000)

Estimates (2)	Forecast (2)		Estimates
2010/11	2010/11		2011/12
		Financial Assets(3)
2,589,000	2,740,000	Cash and temporary investments	2,717,000
3,713,000	3,621,000	Receivables and inventories for resale	3,238,000
—	—	Warehouse borrowing program investments	—
5,043,000	5,577,000	Loans and other investments	5,847,000
1,325,000	1,411,000	Sinking funds	1,293,000
6,616,000	6,924,000	Equity in self-supported Crown corporations	7,307,000
13,398,000	13,078,000	Financed assets of self-supported Crown corporations (4)	15,597,000
32,684,000	33,351,000		35,999,000

		Liabilities
8,583,000	7,099,000	Accounts payable and accrued liabilities	7,196,000
10,013,000	10,636,000	Deferred Revenue	10,218,000
18,596,000	17,735,000		17,414,000
		Debt(5):
47,457,000	47,131,000	Total provincial debt	53,087,000
1,325,000	1,411,000	Add: Debt offset by sinking funds	1,293,000
(381,000)	(758,000)	Less: Guarantees and non-guaranteed debt	(752,000)
48,401,000	47,784,000	Financial statement debt before forecast allowance	53,628,000
300,000	150,000	Forecast allowance	350,000
48,701,000	47,934,000	Total debt	53,978,000

67,297,000	65,669,000	Total Liabilities	71,392,000
(34,613,000)	(32,318,000)	Net Liabilities	(35,393,000)

		Non-Financial Assets(3)
36,154,000	35,271,000	Investment in capital assets (net) (6)	37,287,000
888,000	977,000	Other assets	975,000
37,042,000	36,248,000		38,262,000
2,429,000	3,930,000	Accumulated Surplus (Deficit)	2,869,000

(1) Figures have been rounded to the nearest million.

(2) The 2010/11 Estimates and Forecast amounts have been restated to conform with the 2011/12 Estimates presentation. See Significant Presentation Changes for details.

(3) Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4) Includes loans to Crown corporations for the purchase of capital assets.

(5) Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

(6) Investment in capital assets is reported net of amortization.

ESTIMATES, 11/12

ESTIMATED STATEMENT OF OPERATIONS (1)
($000)

Estimates (2)	Forecast (2)		Estimates
2010/11	2010/11		2011/12

39,153,000	39,893,000	Total Revenue	41,337,000
40,568,000	41,008,000	Total Expenses	41,912,000
(1,415,000)	(1,115,000)	Surplus (Deficit) before forecast allowance	(575,000)
(300,000)	(150,000)	Forecast allowance	(350,000)
(1,715,000)	(1,265,000)	Surplus (Deficit)	(925,000)

4,211,000	4,860,000 (3)	Accumulated surplus, beginning of year, excluding comprehensive income	3,595,000
2,496,000	3,595,000	Accumulated surplus before comprehensive income	2,670,000
(67,000)	335,000	Accumulated comprehensive income of self-supported Crown corporations	199,000
2,429,000	3,930,000	Accumulated surplus, end of year	2,869,000

ESTIMATED RECONCILIATION OF SURPLUS OR DEFICIT TO CHANGE IN DEBT (1)
($000)

Estimates (2)	Forecast (2)		Estimates
2010/11	2010/11		2011/12
1,715,000	1,265,000	(Surplus) Deficit (4)	925,000
(175,000)	(150,000)	Exclude adjustment to forecast allowance	(200,000)
(1,890,000)	(2,005,000)	Adjustment for non-cash items (5)	(2,089,000)
(14,000)	(230,000)	Self-supported Crown corporation retained earnings for the year(6)	519,000
(318,000)	(639,000)	(Increase) decrease in deferred revenue	418,000
(536,000)	(345,000)	Working capital changes (net)	(551,000)
(1,218,000)	(2,104,000)	Operating Requirement (Reduction)	(978,000)
485,000	573,000	Loan, investment and other requirements (Schedule D)	316,000
5,414,000	4,905,000	Capital Investment Requirement - taxpayer supported organizations (Schedule K)	4,105,000
(14,000)	82,000	Increase (decrease) in debt sinking fund balances	(118,000)
5,885,000	5,560,000	Investing Requirement	4,303,000
1,623,000	1,607,000	Increase (decrease) in financed assets of self-supported Crown corporations	2,519,000
—	—	Warehouse borrowing program	—
1,623,000	1,607,000	Financing Requirement	2,519,000

175,000	150,000	Adjustment to forecast allowance	200,000

6,465,000	5,213,000	Net increase (decrease) in total debt	6,044,000
42,236,000	42,721,000	Total debt, beginning of year	47,934,000
48,701,000	47,934,000	Total debt, end of year	53,978,000

(1) Figures have been rounded to the nearest million.

(2) The 2010/11 Estimates and Forecast amounts have been restated to conform with the 2011/12 Estimates presentation. See Significant Presentation Changes for details.

(3) The actual balance as at the end of 2009/10 as reported in the 2009/10 Public Accounts.

(4) For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

(5) These adjustments include amortization of capital assets, valuation adjustments and comprehensive income of commercial Crown corporations.

(6) Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 11/12

ESTIMATED REVENUE BY SOURCE (1)
($000)

Estimates (2)	Forecast (2)		Estimates
2010/11	2010/11		2011/12
		Taxation Revenue
5,861,000	5,354,000	Personal income	5,796,000
847,000	1,638,000	Corporate income	1,571,000
3,784,000	4,171,000	Harmonized sales	5,820,000
1,399,000	1,399,000	Other sales (3)	116,000
877,000	946,000	Fuel	964,000
727,000	740,000	Carbon	950,000
686,000	737,000	Tobacco	676,000
1,906,000	1,891,000	Property	1,898,000
900,000	850,000	Property transfer	810,000
435,000	440,000	Other (4)	413,000
17,422,000	18,166,000	Total Taxation Revenue	19,014,000
		Natural Resource Revenue
698,000	365,000	Natural gas royalties	447,000
993,000	926,000	Crown land tenures	929,000
629,000	641,000	Other energy and minerals	769,000
491,000	422,000	Forests	526,000
397,000	400,000	Other natural resource	429,000
3,208,000	2,754,000	Total Natural Resource Revenue	3,100,000
		Other Revenue
1,741,000	1,798,000	Medical Services Plan premiums	1,945,000
2,615,000	2,749,000	Other fees and licences	2,762,000
910,000	891,000	Investment earnings	1,037,000
2,560,000	2,709,000	Miscellaneous (5)	2,958,000
7,826,000	8,147,000	Total Other Revenue	8,702,000
		Contributions from the Federal Government
5,165,000	5,168,000	Health and social transfers	5,398,000
2,520,000	2,735,000	Other cost-shared agreements (6)	2,182,000
7,685,000	7,903,000	Total Contributions from the Federal Government	7,580,000
		Self-supported Crown Corporations
617,000	571,000	British Columbia Hydro and Power Authority	611,000
974,000	897,000	British Columbia Liquor Distribution Branch	925,000
1,106,000	1,071,000	British Columbia Lottery Corporation	1,096,000
303,000	361,000	Insurance Corporation of British Columbia	290,000
12,000	23,000	Other	19,000
3,012,000	2,923,000	Net Earnings of Self-Supported Crown Corporations	2,941,000
39,153,000	39,893,000	Total Revenue	41,337,000

(1) Figures have been rounded to the nearest million.

(2) The 2010/11 Estimates and Updated Forecast amounts have been restated to conform with the 2011/12 Estimates presentation. See Significant Presentation Changes for details.

(3) Includes social service tax and continuation of the tax on designated property.

(4) Includes corporation capital, insurance premium and hotel room taxes.

(5) Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(6) Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

ESTIMATES, 11/12

ESTIMATED EXPENSE BY FUNCTION(1)
($000)

Estimates (2)	Forecast (2)		Estimates(3)
2010/11	2010/11		2011/12
		Health
3,801,000	3,831,000	Medical Services Plan	4,026,000
1,095,000	1,109,000	Pharmacare	1,140,000
10,939,000	10,883,000	Regional services	11,593,000
694,000	734,000	Other health	718,000
16,529,000	16,557,000	Total Health	17,477,000
		Education
5,809,000	5,892,000	Elementary and secondary	5,911,000
4,544,000	4,772,000	Post-secondary	4,825,000
453,000	515,000	Other education	558,000
10,806,000	11,179,000	Total Education	11,294,000
		Social Services
1,513,000	1,500,000	Social assistance	1,495,000
1,115,000	1,118,000	Childcare services	1,112,000
772,000	784,000	Community living and other social services	770,000
3,400,000	3,402,000	Total Social Services	3,377,000

1,461,000	1,509,000	Protection of persons and property	1,322,000
1,477,000	1,531,000	Transportation	1,617,000
1,552,000	1,588,000	Natural resources and economic development	1,347,000
1,391,000	1,420,000	Other	1,220,000
450,000	450,000	Contingencies	603,000
1,121,000	1,096,000	General government	1,102,000
2,381,000	2,276,000	Debt servicing	2,553,000
40,568,000	41,008,000	Total Expense	41,912,000

(1)       Figures have been rounded to the nearest million.

(2)       The 2010/11 Estimates and Updated Forecast amounts have been restated to conform with the 2011/12 Estimates presentation. See Significant Presentation Changes for details.

(3)       See Schedule I for further details on estimated expense by function.

ESTIMATES, 11/12

ESTIMATED EXPENSE BY ORGANIZATION
($000)

Estimates (2)	Forecast (2)		Estimates (3)
2010/11	2010/11		2011/12
68,004	68,004	Legislation	68,862
43,390	43,390	Officers of the Legislature	45,819
9,938	9,938	Office of the Premier	9,455
81,194	81,194	Ministry of Aboriginal Relations and Reconciliation	80,030
1,977,995	1,977,995	Ministry of Advanced Education	1,980,486
68,811	68,811	Ministry of Agriculture	65,771
457,639	457,639	Ministry of Attorney General	443,204
1,333,693	1,333,693	Ministry of Children and Family Development	1,330,591
339,827	339,827	Ministry of Community, Sport and Cultural Development	253,907
5,163,953	5,163,953	Ministry of Education	5,241,877
424,150	424,150	Ministry of Energy and Mines	418,317
136,554	136,554	Ministry of Environment	130,042
189,231	274,231	Ministry of Finance	157,395
633,414	801,414	Ministry of Forests, Lands and Natural Resource Operations	589,852
14,796,232	14,796,232	Ministry of Health	15,713,419
268,991	268,991	Ministry of Jobs, Tourism, and Innovation	237,013
581,500	581,500	Ministry of Labour, Citizens’ Services and Open Government	565,722
636,789	675,789	Ministry of Public Safety and Solicitor General	634,465
2,354,728	2,354,728	Ministry of Social Development	2,339,088
752,814	752,814	Ministry of Transportation and Infrastructure	806,922
1,300,598	1,255,598	Management of Public Funds and Debt	1,349,301
2,213,004	1,746,004	Other Appropriations	2,156,462
33,832,449	33,612,449	Subtotal	34,618,000
—	(55,000)	Reversal of prior year over accrual	—
33,832,449	33,557,449	Consolidated Revenue Fund (1), (2)	34,618,000
2,654,000	2,913,000	Expenses recovered from external entities (2)	2,651,000
(20,704,000)	(20,250,000)	Grants to service delivery agencies and other internal transfers (3)	(21,369,000)
15,782,449	16,220,449	Ministries and special offices program expense	15,900,000
		Service delivery agency expense (4)
5,440,000	5,505,000	School districts	5,513,000
4,727,000	4,853,000	Post-secondary institutions	4,943,000
11,141,000	11,102,000	Health authorities and hospital societies	11,989,000
3,478,000	3,328,000	Other service delivery agencies	3,567,000
24,786,000	24,788,000	Service delivery agency expense	26,012,000
40,568,449	41,008,449	Total expense	41,912,000

(1)          The 2010/11 Estimates and Forecast amounts have been restated to conform with the 2011/12 Estimates presentation. See Significant Presentation Changes for details

(2)          Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)          Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

(4)          See Schedule J for details on estimated revenues and expenses for service delivery agencies.

ESTIMATES, 11/12

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates (1)	Vote		Estimates
2010/11	No (2)		2011/12
		Legislation
68,004	1	Legislation	68,862
68,004		Total Voted Expense	68,862
68,004		Total Expense	68,862

		Officers of the Legislature
15,400	2	Auditor General	15,752
440	3	Conflict of Interest Commissioner	480
7,740	4	Elections BC	8,134
4,470	5	Information and Privacy Commissioner	4,906
965	6	Merit Commissioner	1,062
4,945	7	Ombudsperson	5,372
2,457	8	Police Complaint Commissioner	2,796
6,973	9	Representative for Children and Youth	7,317
43,390		Total Voted Expense	45,819
43,390		Total Expense	45,819

		Office of the Premier
9,938	10	Office of the Premier	9,455
9,938		Total Voted Expense	9,455
9,938		Total Expense	9,455

		Ministry of Aboriginal Relations and Reconciliation
37,205	11	Ministry Operations	35,010
40,021	12	Treaty and Other Agreements Funding	40,021
77,226		Total Voted Expense	75,031

3,968	(S)	First Citizens Fund	3,649
—	(S)	First Nations Clean Energy Business Fund	1,350
3,968		Total Special Accounts (Statutory)	4,999
81,194		Total Expense	80,030

		Ministry of Advanced Education
1,977,995	13	Ministry Operations	1,980,486
1,977,995		Total Voted Expense	1,980,486
1,977,995		Total Expense	1,980,486

(1)	For comparison purposes, amounts shown for 2010/11 expenses have been restated to be consistent with the presentation of the 2011/12 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 11/12

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)
($000)

Estimates (1)	Vote		Estimates
2010/11	No (2)		2011/12
		Ministry of Agriculture
55,223	14	Ministry Operations	52,297
2,088	15	Agricultural Land Commission	1,974
57,311		Total Voted Expense	54,271

18,500	(S)	Production Insurance Account	18,500
(7,000)		Less: Transfer from Ministry Operations Vote	(7,000)
11,500		Total Special Accounts (Statutory)	11,500
68,811		Total Expense	65,771

		Ministry of Attorney General
366,301	16	Ministry Operations	351,678
67,740	17	Judiciary	67,025
24,500	18	Crown Proceeding Act	24,500
1	19	British Columbia Utilities Commission	1
458,542		Total Voted Expense	443,204

8,559	(S)	Public Guardian and Trustee Operating Account	8,860
(9,462)		Less: Transfer from Ministry Operations Vote	(8,860)
(903)		Total Special Accounts (Statutory)	—
457,639		Total Expense	443,204

		Ministry of Children and Family Development
1,333,693	20	Ministry Operations	1,330,591
1,333,693		Total Voted Expense	1,330,591
1,333,693		Total Expense	1,330,591

		Ministry of Community, Sport and Cultural Development
330,185	21	Ministry Operations	243,265
330,185		Total Voted Expense	243,265

1,500	(S)	BC Arts and Culture Endowment	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
6,442	(S)	University Endowment Lands Administration Account	6,442
9,642		Total Special Accounts (Statutory)	10,642
339,827		Total Expense	253,907

(1)	For comparison purposes, amounts shown for 2010/11 expenses have been restated to be consistent with the presentation of the 2011/12 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 11/12

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)
($000)

Estimates (1)	Vote		Estimates
2010/11	No (2)		2011/12
		Ministry of Education
5,163,953	22	Ministry Operations	5,241,877
5,163,953		Total Voted Expense	5,241,877

—	(S)	Children’s Education Fund	—
—		Total Special Accounts (Statutory)	—
5,163,953		Total Expense	5,241,877

		Ministry of Energy and Mines
51,882	23	Ministry Operations	47,926
347,320	24	Housing	345,444
399,202		Total Voted Expense	393,370

10,000	(S)	Housing Endowment Fund	10,000
14,948	(S)	Innovative Clean Energy Fund	14,947
24,948		Total Special Accounts (Statutory)	24,947
424,150		Total Expense	418,317

		Ministry of Environment
104,683	25	Ministry Operations	100,483
8,816	26	Environmental Assessment Office	8,754
113,499		Total Voted Expense	109,237

500	(S)	Park Enhancement Fund	500
22,555	(S)	Sustainable Environment Fund	20,305
23,055		Total Special Accounts (Statutory)	20,805
136,554		Total Expense	130,042

		Ministry of Finance
127,366	27	Ministry Operations	103,516
57,620	28	Public Service Agency	49,677
1	29	Benefits	1
184,987		Total Voted Expense	153,194

4,234	(S)	Insurance and Risk Management Account	4,191
10	(S)	Provincial Home Acquisition Wind Up	10
4,244		Total Special Accounts (Statutory)	4,201
189,231		Total Expense	157,395

(1)	For comparison purposes, amounts shown for 2010/11 expenses have been restated to be consistent with the presentation of the 2011/12 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 11/12

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)
($000)

Estimates (1) 2010/11	Vote No (2)		Estimates 2011/12
		Ministry of Forests, Lands and Natural Resource Operations
411,685	30	Ministry Operations	363,399
63,240	31	Direct Fire	62,901
474,925		Total Voted Expense	426,300

158,469	(S)	BC Timber Sales Account	163,532
20	(S)	Crown Land	20
—	(S)	Forest Stand Management Fund	—
158,489		Total Special Accounts (Statutory)	163,552
633,414		Total Expense	589,852

		Ministry of Health
14,648,982	32	Ministry Operations	15,566,169
14,648,982		Total Voted Expense	15,566,169

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
14,796,232		Total Expense	15,713,419

		Ministry of Jobs, Tourism and Innovation
268,491	33	Ministry Operations	236,513
268,491		Total Voted Expense	236,513

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)	500
268,991		Total Expense	237,013

		Ministry of Labour, Citizens’ Services and Open Government
86,073	34	Ministry Operations	72,166
451,814	35	Shared Services BC	451,688
26,429	36	Government Communications and Public Engagement	26,155
17,184	37	Labour Programs	15,713
581,500		Total Voted Expense	565,722
581,500		Total Expense	565,722

(1)	For comparison purposes, amounts shown for 2010/11 expenses have been restated to be consistent with the presentation of the 2011/12 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 11/12

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)
($000)

Estimates (1) 2010/11	Vote No (2)		Estimates 2011/12
		Ministry of Public Safety and Solicitor General
607,425	38	Ministry Operations	605,202
14,559	39	Emergency Program Act	14,478
621,984		Total Voted Expense	619,680

—	(S)	Civil Forfeiture Account	—
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Forfeited Crime Proceeds Fund	—
13,524	(S)	Victim Surcharge Special Account	13,504
14,805		Total Special Accounts (Statutory)	14,785
636,789		Total Expense	634,465

		Ministry of Social Development
2,354,728	40	Ministry Operations	2,339,088
2,354,728		Total Voted Expense	2,339,088
2,354,728		Total Expense	2,339,088

		Ministry of Transportation and Infrastructure
752,814	41	Ministry Operations	806,922
752,814		Total Voted Expense	806,922
752,814		Total Expense	806,922

		Management of Public Funds and Debt
1,300,598	42	Management of Public Funds and Debt	1,349,301
1,300,598		Total Voted Expense	1,349,301
1,300,598		Total Expense	1,349,301

		Other Appropriations
450,000	43	Contingencies (All Ministries) and New Programs	602,942
1,750,696	44	Capital Funding	1,543,311
1	45	Commissions on Collection of Public Funds	1
1	46	Allowances for Doubtful Revenue Accounts	1
6,379	47	BC Family Bonus	4,317
2,088	48	Environmental Appeal Board and Forest Appeals Commission	2,075
3,839	49	Forest Practices Board	3,815
2,213,004		Total Voted Expense	2,156,462

2,213,004		Total Expense	2,156,462

		All Appropriations
33,434,951		Total Voted Expense	34,214,819
397,498		Total Special Accounts (Statutory)	403,181
33,832,449		Total Expense	34,618,000

(1)	For comparison purposes, amounts shown for 2010/11 expenses have been restated to be consistent with the presentation of the 2011/12 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community, Sport and Cultural Development

Ministry of Education

Ministry of Energy and Mines

Ministry of Environment

Ministry of Finance

Ministry of Forests, Lands and Natural Resource Operations

Ministry of Health

Ministry of Jobs, Tourism and Innovation

Ministry of Labour, Citizens’ Services and Open Government

Ministry of Public Safety and Solicitor General

Ministry of Social Development

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY
($000)

	Estimates	Estimates
	2010/11 (1)	2011/12
VOTED APPROPRIATION
Vote 1 — Legislation	68,004	68,862

OPERATING EXPENSES	68,004	68,862

CAPITAL EXPENDITURES (2)	6,275	6,274

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSES BY SUB-VOTE
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSES
Members’ Services	36,453	35,993
Caucus Support Services	6,525	6,993
Office of the Speaker	421	421
Clerk of the House	1,095	1,098
Clerk of the Committees	597	625
Legislative Operations	11,378	12,281
Sergeant-at-Arms	4,716	4,716
Hansard	4,130	4,087
Legislative Library	2,689	2,648
	68,004	68,862
CAPITAL EXPENDITURES
Clerk of the House	—	20
Legislative Operations	5,429	5,443
Sergeant-at-Arms	175	140
Hansard	661	671
Legislative Library	10	—
	6,275	6,274

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	38,096	37,979
Operating Costs	12,343	13,211
Other Expenses	17,990	18,122
Internal Recoveries	(425)	(450)
TOTAL OPERATING EXPENSES	68,004	68,862

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

	Estimates	Estimates
	2010/11 (1)	2011/12
VOTED APPROPRIATIONS
Vote 2 — Auditor General	15,400	15,752
Vote 3 — Conflict of Interest Commissioner	440	480
Vote 4 — Elections BC	7,740	8,134
Vote 5 — Information and Privacy Commissioner	4,470	4,906
Vote 6 — Merit Commissioner	965	1,062
Vote 7 — Ombudsperson	4,945	5,372
Vote 8 — Police Complaint Commissioner	2,457	2,796
Vote 9 — Representative for Children and Youth	6,973	7,317

OPERATING EXPENSES	43,390	45,819

CAPITAL EXPENDITURES (2)	3,270	1,929
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Auditor General	15,400	15,752	—	15,752
Conflict of Interest Commissioner	440	480	—	480
Elections BC	7,740	8,134	—	8,134
Information and Privacy Commissioner	4,470	4,908	(2)	4,906
Merit Commissioner	965	1,062	—	1,062
Ombudsperson	4,945	5,487	(115)	5,372
Police Complaint Commissioner	2,457	2,796	—	2,796
Representative for Children and Youth	6,973	7,317	—	7,317

TOTAL OPERATING EXPENSES	43,390	45,936	(117)	45,819

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	150	250	—	250
Elections BC	1,298	1,439	—	1,439
Information and Privacy Commissioner	574	45	—	45
Merit Commissioner	152	15	—	15
Ombudsperson	741	75	—	75
Police Complaint Commissioner	325	25	—	25
Representative for Children and Youth	30	80	—	80

TOTAL CAPITAL EXPENDITURES	3,270	1,929	—	1,929

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature.

OPERATING EXPENSES
Auditor General	15,400	15,752

CAPITAL EXPENDITURES
Auditor General	150	250

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	440	480

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSES
Elections BC	7,740	8,134

CAPITAL EXPENDITURES
Elections BC	1,298	1,439

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSES
Information and Privacy Commissioner	4,470	4,906

CAPITAL EXPENDITURES
Information and Privacy Commissioner	574	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Merit Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	965	1,062

CAPITAL EXPENDITURES
Merit Commissioner	152	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The Ombudsperson may investigate, either in response to a specific complaint or on the Ombudsperson’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsperson extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and other authorities listed in the schedule of the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for distribution of materials and for the cost of services provided for in this vote.

OPERATING EXPENSES
Ombudsperson	4,945	5,372

CAPITAL EXPENDITURES
Ombudsperson	741	75

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff, and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSES
Police Complaint Commissioner	2,457	2,796

CAPITAL EXPENDITURES
Police Complaint Commissioner	325	25

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews and audits the provision of designated services.

OPERATING EXPENSES
Representative for Children and Youth	6,973	7,317

CAPITAL EXPENDITURES
Representative for Children and Youth	30	80

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,734	31,328
Operating Costs	13,281	15,084
Government Transfers	125	123
Other Expenses	15	18
Internal Recoveries	(613)	(617)
External Recoveries	(152)	(117)
TOTAL OPERATING EXPENSES	43,390	45,819

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices.

SUMMARY
($000)

	Estimates	Estimates
	2010/11 (1)	2011/12
VOTED APPROPRIATION
Vote 10 — Office of the Premier	9,938	9,455

OPERATING EXPENSES	9,938	9,455

CAPITAL EXPENDITURES (2)	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,424	3,033	(700)	2,333
Executive and Support Services	7,514	7,124	(2)	7,122

TOTAL OPERATING EXPENSES	9,938	10,157	(702)	9,455

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Intergovernmental Relations Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,424	2,333

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, joint Cabinet meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries and federal, provincial, territorial and municipal governments, and other entities, for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	2,878	2,951
Executive Operations	4,636	4,171
	7,514	7,122

Voted Appropriations Description: This sub-vote provides for the offices of the Premier, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Parliamentary Secretary to the Premier, and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries, benefits and other expenses incurred in providing policy, planning and operational support to the Executive Council and its committees and for the planning and coordination of legislative priorities. This sub-vote also provides for activities that support the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Costs may be recovered from ministries, Crown agencies, boards and commissions and other organizations for services described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	9,938	9,455

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,185	7,872
Operating Costs	1,952	1,742
Government Transfers	487	487
Other Expenses	335	375
Internal Recoveries	(319)	(319)
External Recoveries	(702)	(702)
TOTAL OPERATING EXPENSES	9,938	9,455

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on the reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through: negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, supporting culture and language revitalization, economic initiatives, community development and capacity building.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11 (1)	2011/12
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	37,205	35,010
Vote 12 — Treaty and Other Agreements Funding	40,021	40,021

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	3,968	3,649
First Nations Clean Energy Business Fund Special Account	—	1,350

OPERATING EXPENSES	81,194	80,030

CAPITAL EXPENDITURES (2)	23	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	1,750	1,750
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Implementation	19,257	18,592	(458)	18,134
Community and Socio-Economic Development	3,751	3,529	(1)	3,528
Strategic Initiatives	7,823	7,033	(1)	7,032
Executive and Support Services	6,374	6,317	(1)	6,316
Treaty and Other Agreements Funding	40,021	40,590	(569)	40,021
First Citizens Fund Special Account	3,968	3,649	—	3,649
First Nations Clean Energy Business Fund Special Account	—	1,350	—	1,350

TOTAL OPERATING EXPENSES	81,194	81,060	(1,030)	80,030

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	23	1	—	1

TOTAL CAPITAL EXPENDITURES	23	1	—	1

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations and Implementation	1,750	1,750	—	1,750
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,750	1,750	—	1,750

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Negotiations and Implementation, Community and Socio-Economic Development, Strategic Initiatives, and Executive and Support Services.

NEGOTIATIONS AND IMPLEMENTATION

Voted Appropriation
Negotiations and Implementation	19,257	18,134

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements and other agreements with First Nations and the federal government, and negotiation and implementation of agreements with the federal government to cost-share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of First Nations engagements including development of government-to-government resource management protocols; cross-government coordination of First Nations consultation and accommodation; and treaty implementation and treaty related measures. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information such as guidelines on First Nations consultation. Costs may be recovered from parties external to government and from ministries and other entities within government for ministry services described within this sub-vote.

COMMUNITY AND SOCIO-ECONOMIC DEVELOPMENT

Voted Appropriation
Community and Socio-Economic Development	3,751	3,528

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gaps between Aboriginal peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal peoples and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development, support to Aboriginal leadership and advisory bodies, and for administration of the First Citizens Fund Special Account and related transfers. Costs may be recovered from parties external to government and from ministries and other entities within government for ministry services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	7,823	7,032

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s New Relationship with First Nations and Aboriginal peoples, through non-treaty negotiations considered strategically important to furthering the New Relationship, including revenue sharing and shared decision making, and by liaison with key First Nation groups such as the First Nations Leadership Council. This sub-vote also supports the development of treaty-related policy in the areas of consultation, accommodation and reconciliation; produces the provincial lands, resources and governance mandates and policies that represent provincial interests at the treaty tables; and facilitates engagement and negotiation among First Nations, provincial ministries and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. The ministry’s planning efforts, including strategic, service and business plans and performance monitoring, measurement and reporting, are also funded by this sub-vote. Costs may be recovered from parties external to government for ministry services described within this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	587	582
Corporate Services	5,787	5,734
	6,374	6,316

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation including salaries, benefits, allowances and operating expenses for the minister and the minister’s staff; and executive support including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	37,205	35,010

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for ministry programs and operations described in the voted appropriation under the core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	40,021	40,021

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements with First Nations. This sub-vote also provides for transfers to First Nations of revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. Costs related to revenue sharing agreements with First Nations may be recovered from natural resource revenues.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	40,021	40,021

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for the programs and operations under the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	3,968	3,649

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	—	1,350

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	20,225	19,655
Operating Costs	7,614	7,118
Government Transfers	51,547	51,364
Other Expenses	2,849	2,928
Internal Recoveries	(5)	(5)
External Recoveries	(1,036)	(1,030)
TOTAL OPERATING EXPENSES	81,194	80,030

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries; heritage, language and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	5,021	3,953
OPERATING TRANSACTIONS
Revenue	2,900	2,800
Expense	(3,968)	(3,649)
Net Revenue (Expense)	(1,068)	(849)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	3,953	3,104

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act which came into force July 5, 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	—	4,775
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	(1,350)
Net Revenue (Expense)	—	(1,350)
Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	(225)
Transfer from (to) the General Fund	5,000	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	4,775	3,425

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2010/11	2011/12

NEGOTIATIONS AND IMPLEMENTATION

SETTLEMENT COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to purchase and hold land for treaty settlement purposes and to provide to First Nations in accordance with treaty agreements. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	1,750	1,750
Net Cash Source (Requirement)	(1,750)	(1,750)

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to help British Columbians develop the knowledge, skills and creativity needed to reach their full potential and to ensure British Columbia successfully competes in the global knowledge economy.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 13 — Ministry Operations	1,977,995	1,980,486

OPERATING EXPENSES	1,977,995	1,980,486
CAPITAL EXPENDITURES (2)	734	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,871,184	1,875,186	(1)	1,875,185
Student Support Programs	84,609	84,542	(2)	84,540
Executive and Support Services	22,202	21,279	(518)	20,761

TOTAL OPERATING EXPENSES	1,977,995	1,981,007	(521)	1,980,486

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	734	504	—	504

TOTAL CAPITAL EXPENDITURES	734	504	—	504

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	72,644	(72,644)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	72,644	(72,644)	—

MINISTRY OF ADVANCED EDUCATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Educational Institutions and Organizations, Student Support Programs, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,871,184	1,875,185

Voted Appropriation Description: This sub-vote provides for funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from other ministries and from the federal government under cost sharing agreements for programs described within this sub-vote.

STUDENT SUPPORT PROGRAMS

Voted Appropriation
Student Support Programs	84,609	84,540

Voted Appropriation Description: This sub-vote provides for the administration, operations and delivery of student support programs. This sub-vote also provides financial, income and other assistance to and for students including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from organizations and the federal government for payments administered on their behalf for programs described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,076	610
Corporate Services	21,126	20,151
	22,202	20,761

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. It provides for quality assessment for public and private post-secondary degree granting institutions. It provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff, and for corporate services to the ministry. Transfers are provided for post-secondary development and implementation activities, research, and national and international education initiatives. Costs may be recovered from participation in federal/provincial agreements and activities, from government organizations, and from other ministries for programs described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	1,977,995	1,980,486

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	20,758	19,568
Operating Costs	7,928	7,646
Government Transfers	1,966,536	1,970,537
Other Expenses	296	258
Internal Recoveries	(17,002)	(17,002)
External Recoveries	(521)	(521)
TOTAL OPERATING EXPENSES	1,977,995	1,980,486

MINISTRY OF ADVANCED EDUCATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
($000)

Estimates	Estimates
2010/11	2011/12

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Knowledge Infrastructure Program. Federal funding is received by the Ministry of Advanced Education on the post-secondary institutions’ behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	170,000	72,644
Disbursements	170,000	72,644
Net Cash Source (Requirement)	—	—

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to promote profitable and sustainable agriculture and food systems, while taking a balanced approach to resource utilization.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	55,223	52,297
Vote 15 — Agricultural Land Commission	2,088	1,974

STATUTORY APPROPRIATION
Production Insurance Account Special Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(7,000)

OPERATING EXPENSES	68,811	65,771
CAPITAL EXPENDITURES (2)	55	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(50)	(49)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	10,960	20,548	(10,524)	10,024
Strategic Industry Partnerships	36,430	41,794	(7,238)	34,556
BC Farm Industry Review Board	1,016	897	(1)	896
Executive and Support Services	6,817	6,822	(1)	6,821
Agricultural Land Commission	2,088	1,976	(2)	1,974
Production Insurance Account Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	68,811	83,538	(17,767)	65,771

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	55	3	—	3

TOTAL CAPITAL EXPENDITURES	55	3	—	3

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Strategic Industry Partnerships	(50)	—	(49)	(49)

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(50)	—	(49)	(49)

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Agriculture Science and Policy, Strategic Industry Partnerships, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Innovation and Governance	2,701	2,454
Policy and Industry Competitiveness	3,815	3,523
Plant and Animal Health	4,443	4,046
Growing Forward	1	1
	10,960	10,024

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services and management systems including licensing and inspection to monitor and improve plant and animal health; and for the creation and delivery of industry initiatives, including research and innovation. This sub-vote also provides for planning, establishing and co-ordinating federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector. This sub-vote also provides for policy and regulatory development, market development and promotion, and economic and statistical analysis for the agri-food and seafood sectors including corporate and leadership support related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

STRATEGIC INDUSTRY PARTNERSHIPS

Voted Appropriations
Food Protection	2,604	1,256
Sustainable Agriculture Management	4,638	4,214
Business Risk Management	29,188	29,086
	36,430	34,556

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes and funding of programs and trusts; regional sector support in emergency management; business development; youth development; agroforestry and range use development; and promoting public awareness and support for agriculture and food sectors. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development, addressing environmental risks to and from the sector, and development of beneficial management practices; licensing and inspection of fish processing and the administration of those fisheries under the authority of the province; and activities relating to food safety, quality and traceability. Costs may be recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,016	896

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; the hearing of appeals on regulated marketing issues, and the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	511	503
Corporate Services	6,306	6,318
	6,817	6,821

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture including salaries, benefits, allowances and operating expenses for the minister and the minister’s staff; and executive support including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	55,223	52,297

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 15 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriation under the core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,088	1,974

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of the fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs may be recovered from ministries, organizations and individuals for services described within this sub-vote.

VOTE 15 — AGRICULTURAL LAND COMMISSION	2,088	1,974

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(7,000)
	11,500	11,500

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,894	25,685
Operating Costs	7,585	8,616
Government Transfers	23,896	25,416
Other Expenses	23,741	23,868
Internal Recoveries	(62)	(47)
External Recoveries	(16,243)	(17,767)
TOTAL OPERATING EXPENSES	68,811	65,771

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account effective April 1, 2005 by Section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	11,357	14,642
OPERATING TRANSACTIONS
Revenue	14,785	16,200
Expense	(18,501)	(18,501)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	7,000	7,000
Net Revenue (Expense)	3,285	4,700
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	14,642	19,342

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF AGRICULTURE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2010/11	2011/12

STRATEGIC INDUSTRY PARTNERSHIPS

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments. Administration costs are funded through the ministry’s voted appropriations.

Receipts	50	49
Disbursements	—	—
Net Cash Source (Requirement)	50	49

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 16 — Ministry Operations	366,301	351,678
Vote 17 — Judiciary	67,740	67,025
Vote 18 — Crown Proceeding Act	24,500	24,500
Vote 19 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATION
Public Guardian and Trustee Operating Account Special Account	8,559	8,860
Less: Transfer from Ministry Operations Vote	(9,462)	(8,860)

OPERATING EXPENSES	457,639	443,204

CAPITAL EXPENDITURES (2)	5,752	6,445
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	104,266	107,829	(3,502)	104,327
Prosecution Services	112,600	106,856	—	106,856
Court Services	103,050	97,778	(2,852)	94,926
Legal Services	16,583	17,023	(300)	16,723
Agencies, Boards and Commissions	13,895	13,563	(308)	13,255
Executive and Support Services	15,907	15,640	(49)	15,591
Judiciary	67,740	67,025	—	67,025
Crown Proceeding Act	24,500	24,500	—	24,500
British Columbia Utilities Commission	1	6,675	(6,674)	1
Public Guardian and Trustee Operating Account Special Account	(903)	15,215	(15,215)	—

TOTAL OPERATING EXPENSES	457,639	472,104	(28,900)	443,204

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	4,847	5,232	—	5,232
Judiciary	385	704	—	704
British Columbia Utilities Commission	20	10	—	10
Public Guardian and Trustee Operating Account Special Account	500	499	—	499

TOTAL CAPITAL EXPENDITURES	5,752	6,445	—	6,445

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1,100	(1,100)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	1,100	(1,100)	—

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	104,266	104,327

Voted Appropriation Description: This sub-vote provides for the administration, management and transformation of justice services throughout the province, including administrative justice reform, public, criminal, civil and family law reform, and broad justice system policy development to support a more accessible, efficient and effective justice system. This sub-vote also provides for: legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	112,600	106,856

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	103,050	94,926

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	16,583	16,723

Voted Appropriation Description: This sub-vote provides for legal and related services including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council to the province and various agencies, boards, commissions and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for legal and related services described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	13,895	13,255

Voted Appropriation Description: This sub-vote provides for the costs of the BC Ferry Commission, BC Human Rights Tribunal, BC Review Board, Oil and Gas Appeals Tribunal; and partial funding of the Public Guardian and Trustee Operating Account. The BC Ferry Commission serves to regulate British Columbia Ferry Services Inc. (BC Ferries). The BC Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the British Columbia Human Rights Code. The BC Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged, or detained in a designated place of custody. The Oil and Gas Appeal Tribunal is an independent agency that was established to hear appeals from certain determinations issued by the Oil and Gas Commission (or its designate) under the Oil and Gas Activities Act, as well as certain review decisions issued by a review official. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	635	631
Corporate Services	15,272	14,960
	15,907	15,591

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the ministry. This sub-vote also provides for other initiatives sponsored by the Attorney General and the Ministry. Costs may be recovered from ministries, agencies, boards and commissions, other organizations and individuals for services described within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	366,301	351,678

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 17 — JUDICIARY

This vote provides for the programs and operations described in the voted appropriations under the core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	14,470	14,339
Provincial Courts	53,270	52,686
	67,740	67,025

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 17 — JUDICIARY	67,740	67,025

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 18 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 18 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission may be recovered from regulated entities, hearing and project applicants, and parties external to government for services described within this sub-vote.

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for the programs and operations of the special account: Public Guardian and Trustee Operating Account.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,559	8,860
Less: Transfer from Ministry Operations Vote	(9,462)	(8,860)
	(903)	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	345,573	333,332
Operating Costs	85,751	85,760
Government Transfers	90,954	91,235
Other Expenses	27,969	27,470
Internal Recoveries	(65,159)	(65,693)
External Recoveries	(27,449)	(28,900)
TOTAL OPERATING EXPENSES	457,639	443,204

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

The Public Guardian and Trustee Operating Account was established as a special account in the General Fund of the Consolidated Revenue Fund by the Public Trustee Amendment Act in 1989, and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	22,802	23,899
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(22,786)	(24,075)
Internal and External Recoveries	14,227	15,215
Transfer from Ministry Operations Vote	9,462	8,860
Net Revenue (Expense)	903	—
Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	32
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(500)	(499)
Net Cash Source (Requirement)	(500)	(499)
Difference Between 2010/11 Estimates and Projected Actual Net Cash Source (Requirement)	29	—
Working Capital Adjustments and Other Spending Authority Committed(3)	633	633
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	23,899	24,033

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	500	1,100
Disbursements	500	1,100
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities in caring for and protecting vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child and family development.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 20 — Ministry Operations	1,333,693	1,330,591

OPERATING EXPENSES	1,333,693	1,330,591

CAPITAL EXPENDITURES (2)	188	496
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(29)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Prevention	256,975	258,556	(1)	258,555
Early Intervention	236,719	236,611	(1)	236,610
Intervention and Support	696,505	769,436	(73,097)	696,339
Aboriginal Approach	16,829	19,822	—	19,822
Quality Assurance	14,835	19,430	—	19,430
Support to Practice	96,377	84,563	(1)	84,562
Executive and Support Services	15,453	15,953	(680)	15,273

TOTAL OPERATING EXPENSES	1,333,693	1,404,371	(73,780)	1,330,591

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	188	496	—	496

TOTAL CAPITAL EXPENDITURES	188	496	—	496

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(29)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(29)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Prevention, Early Intervention, Intervention and Support, Aboriginal Approach, Quality Assurance, Support to Practice, and Executive and Support Services.

PREVENTION

Voted Appropriation
Prevention	256,975	258,555

Voted Appropriation Description: This sub-vote provides funding for prevention services to children, youth and families in Aboriginal and other British Columbian communities including services for youth, early childhood development programs, early learning programs and other similar services and programs. This sub-vote also provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations that provide or support child care services under the Child Care BC Act. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

EARLY INTERVENTION

Voted Appropriation
Early Intervention	236,719	236,610

Voted Appropriation Description: This sub-vote provides funding for early intervention services to Aboriginal and other British Columbian children, youth and families including child and family development services, youth services, autism services, services for children and youth with special needs and other similar services and programs. These include services under the provisions of the Child, Family and Community Service Act, the Employment and Assistance Act and the Mental Health Act. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

INTERVENTION AND SUPPORT

Voted Appropriation
Intervention and Support	696,505	696,339

Voted Appropriation Description: This sub-vote provides for intervention and service support to Aboriginal and other British Columbian children, youth and families including supported child development, nursing support services, medical benefits, child and family development services, youth services, residential care and other related services. These include services provided under the provisions of the Child, Family and Community Service Act, the Adoption Act and the Mental Health Act and support children, youth and their families. This sub-vote also provides for services to youth that promote rehabilitation, specialized provincial services under provisions of the Youth Justice Act and the federal Youth Criminal Justice Act, and specialized services to the deaf and hard of hearing. Costs may be recovered from ministries, other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

ABORIGINAL APPROACH

Voted Appropriation
Aboriginal Approach	16,829	19,822

Voted Appropriation Description: This sub-vote provides for funding to support Aboriginal people in developing governance structures that will facilitate the delivery of child and family services by Aboriginal people. Funding provides for the support of community and service development initiatives in relation to Aboriginal children, youth and families and for capacity building by organizations serving Aboriginal children, youth and families.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

QUALITY ASSURANCE

Voted Appropriation
Quality Assurance	14,835	19,430

Voted Appropriation Description: This sub-vote provides funding for developing and operating an integrated quality assurance system to measure, evaluate, monitor and improve the quality of programs, services or processes throughout the ministry.

SUPPORT TO PRACTICE

Voted Appropriation
Support to Practice	96,377	84,562

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services that support practice in the areas of Prevention, Early Intervention and Intervention and Support for Aboriginal and other British Columbian children, youth and families. This includes regional management, community administration and policy development and includes supporting services under the Child, Family and Community Service Act, the Employment and Assistance Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	550	537
Corporate Services	14,903	14,736
	15,453	15,273

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; overall leadership direction, development and corporate support for all ministry services; and for the administration of the Human Resource Facility Act . Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	1,333,693	1,330,591

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	319,076	310,620
Operating Costs	56,920	55,472
Government Transfers	1,032,040	1,037,662
Other Expenses	2,984	3,135
Internal Recoveries	(2,518)	(2,518)
External Recoveries	(74,809)	(73,780)
TOTAL OPERATING EXPENSES	1,333,693	1,330,591

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	29	31
Disbursements	—	—
Net Cash Source (Requirement)	29	31

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

The mission of the Ministry of Community, Sport and Cultural Development is to make great places to live in British Columbia by helping local governments and residents build vibrant, green and healthy communities that are well-governed, liveable, economically resilient, socially responsible, and full of opportunities for participation in sports and the arts.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 21 — Ministry Operations	330,185	243,265

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	1,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSES	339,827	253,907

CAPITAL EXPENDITURES (2)	1,020	832
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	290,282	253,193	(50,000)	203,193
Property Assessment	587	3,609	(3,042)	567
BC Film Commission	948	949	(8)	941
Arts, Culture and Sport	20,673	21,487	(435)	21,052
Transfers to Crown Corporations and Agencies	12,166	12,166	—	12,166
Executive and Support Services	5,529	5,347	(1)	5,346
BC Arts and Culture Endowment Special Account	1,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	339,827	307,393	(53,486)	253,907

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,020	832	—	832

TOTAL CAPITAL EXPENDITURES	1,020	832	—	832

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 21 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Local Government; Property Assessment; BC Film Commission; Arts, Culture and Sport; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	285,064	197,996
University Endowment Lands	5,218	5,197
	290,282	203,193

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, and the Local Government Act, the Local Government Grants Act; financial and other support to local governments and other related organizations; and for the operation of the University Endowment Lands. Costs may be recovered from ministries, special accounts, local and federal governments for services described within this sub-vote.

PROPERTY ASSESSMENT

Voted Appropriations
Assessment Services	1	1
Assessment Policy and Support	586	566
	587	567

Voted Appropriations Description: This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs may be recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board for services described within this sub-vote.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	948	941

Voted Appropriation Description: This sub-vote provides for support and funding for the promotion of British Columbia’s locations, production and post-production support for film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Costs may be recovered from external organizations for program services described within this sub-vote.

ARTS, CULTURE AND SPORT

Voted Appropriations
Sport	10,703	11,100
Arts and Culture	9,970	9,952
	20,673	21,052

Voted Appropriations Description: This sub-vote provides for the support of arts, cultural policy and programs, and for administration and delivery of government programs under the Arts Council Act; and administration of the Arts Legacy Fund sub-account and the BC150 Cultural Fund sub-account, held under the BC Arts and Culture Endowment Special Account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport, physical activity infrastructure, local hosting of events and administration of the Physical Fitness and Amateur Sports Fund Special Account. Costs may be recovered from ministries, Crown Agencies, other levels of government, organizations, licensees and individuals external to government for collection management, repair and restoration for cultural and conservation purposes and for other services described within this sub-vote.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Royal British Columbia Museum	12,166	12,166

Voted Appropriation Description: This sub-vote provides for transfers to Crown Corporations and Agencies, including the Royal British Columbia Museum.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	558	554
Corporate Services	4,971	4,792
	5,529	5,346

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community, Sport and Cultural Development, including salaries, benefits, allowances, and operating expenses of the minister’s staff. This sub-vote also provides for executive direction of the Ministry of Community, Sport and Cultural Development and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Innovation, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. This sub-vote also provides for policy development and other initiatives sponsored by the Minister. Costs may be recovered from ministries, Crown corporations and agencies for services described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	330,185	243,265

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Arts and Culture Endowment, Physical Fitness and Amateur Sports Fund, and University Endowment Lands Administration Account.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	1,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account, which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund, which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	6,442	6,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account, which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	18,262	17,970
Operating Costs	8,699	9,810
Government Transfers	488,718	279,597
Other Expenses	6,461	6,461
Internal Recoveries	(6,445)	(6,445)
External Recoveries	(175,868)	(53,486)
TOTAL OPERATING EXPENSES	339,827	253,907

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million, which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million, which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development or presentation of works of art at events or venues the Minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	1,985	2,585
OPERATING TRANSACTIONS
Revenue	2,100	3,100
Expense	(1,500)	(2,500)
Net Revenue (Expense)	600	600
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	2,585	3,185

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	1,857	1,857
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	1,857	1,857

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Lands Act in 1979. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	31,490	31,490
OPERATING TRANSACTIONS
Revenue	6,442	6,442
Expense	(6,442)	(6,442)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	31,490	31,490

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 22 — Ministry Operations	5,163,953	5,241,877

STATUTORY APPROPRIATION
Children’s Education Fund Special Account	—	—

OPERATING EXPENSES	5,163,953	5,241,877

CAPITAL EXPENDITURES (2)	1,852	2,002
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)         For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)         Details of capital expenditures are presented in Schedule C.

(3)         Details of loans, investments and other requirements are presented in Schedule D.

(4)         Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Education Programs	5,103,531	5,203,212	(20,358)	5,182,854
Public Libraries	13,130	13,130	—	13,130
Executive and Support Services	47,292	49,171	(3,278)	45,893
Children’s Education Fund Special Account	—	—	—	—

TOTAL OPERATING EXPENSES	5,163,953	5,265,513	(23,636)	5,241,877

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,852	2,002	—	2,002

TOTAL CAPITAL EXPENDITURES	1,852	2,002	—	2,002

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Education Programs, Public Libraries, and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	5,103,531	5,182,854

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy. Costs may be recovered from public and independent schools for the Common Student Information System, the federal government for expenditures primarily relating to the Official Languages in Education Protocol, and public sector agencies for services described within this sub-vote.

PUBLIC LIBRARIES

Voted Appropriation
Public Libraries	13,130	13,130

Voted Appropriation Description: This sub-vote provides for funding to support the Public Library system.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	572	565
Education and Corporate Services	46,720	45,328
	47,292	45,893

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances and operating expenses of the minister and minister’s staff; and corporate services to the ministry and boards, agencies and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and program support for K-12 education, early learning and literacy, and Open School BC. Costs may be recovered from other governments, public sector agencies, private organizations, the general public, and ministries for services described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	5,163,953	5,241,877

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special account: Children’s Education Fund.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund special account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund special account which is governed under the Special Accounts Appropriations and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	25,197	24,902
Operating Costs	25,645	33,409
Government Transfers	5,134,129	5,206,774
Other Expenses	1,072	1,072
Internal Recoveries	(644)	(644)
External Recoveries	(21,446)	(23,636)
TOTAL OPERATING EXPENSES	5,163,953	5,241,877

MINISTRY OF EDUCATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

CHILDREN’S EDUCATION FUND SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia based education programs. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	116,801	170,204
OPERATING TRANSACTIONS
Revenue	9,879	13,034
Expense	—	—
Net Revenue (Expense)	9,879	13,034

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	(2,550)

Transfer from (to) the General Fund	46,074	47,024

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	170,204	230,262

NOTES

(1)         A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)         The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, natural gas, mineral and petroleum resources for the benefit of British Columbians; and for providing leadership in meeting the housing needs of all British Columbians, by establishing safety codes, supporting residential tenants, landlords and homeowners, and enabling a range of market and non-market housing choices.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 23 — Ministry Operations	51,882	47,926
Vote 24 — Housing	347,320	345,444

STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	10,000	10,000
Innovative Clean Energy Fund Special Account	14,948	14,947

OPERATING EXPENSES	424,150	418,317

CAPITAL EXPENDITURES (2)	69,008	64,250
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)         For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)         Details of capital expenditures are presented in Schedule C.

(3)         Details of loans, investments and other requirements are presented in Schedule D.

(4)         Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY AND MINES

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	10,321	12,044	(2)	12,042
Mines and Mineral Resources	10,253	10,088	(4)	10,084
Titles and Corporate Relations	4,809	3,757	(4)	3,753
Electricity and Alternative Energy	22,219	18,050	(2)	18,048
Executive and Support Services	4,280	4,003	(4)	3,999
Housing	347,320	345,445	(1)	345,444
Housing Endowment Fund Special Account	10,000	10,000	—	10,000
Innovative Clean Energy Fund Special Account	14,948	14,947	—	14,947

TOTAL OPERATING EXPENSES	424,150	418,334	(17)	418,317

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	69,008	64,250	—	64,250

TOTAL CAPITAL EXPENDITURES	69,008	64,250	—	64,250

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	40,750	(40,750)	—
Electricity and Alternative Energy	—	61,000	(61,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	101,750	(101,750)	—

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 23 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Oil and Gas, Mines and Mineral Resources, Titles and Corporate Relations, Electricity and Alternative Energy, and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	10,321	12,042

Voted Appropriation Description: This sub-vote provides for the management of the Province’s natural gas and petroleum resources, including the following: facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, market, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development and market opportunities; fostering skilled oil and gas labour and service sector resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the Province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits and operating expenses related to government’s management of oil and gas resources; expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic and financial aspects of oil and gas development. Costs may be recovered from organizations and individuals external to government for approved infrastructure program costs and from ministries, Crown agencies and parties external to the government for services described within this sub-vote.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	10,253	10,084

Voted Appropriation Description: This sub-vote provides for management of the Province’s mining resources including: regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; developing and delivering geoscience databases and surveys; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest in mine and mineral development; managing coal, mineral and placer rights; promoting the mineral exploration and mining industry; consulting with communities, First Nations, non-governmental organizations and other governments; providing information to the public; providing assistance and advice to prospectors and exploration companies; undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness; and working with industry and providing financial assistance to other organizations to collect and publish baseline geosciences information. Costs may be recovered from ministries, other levels of government, agencies, organizations, individuals and from fees for supplies and services described within this sub-vote.

TITLES AND CORPORATE RELATIONS

Voted Appropriation
Titles and Corporate Relations	4,809	3,753

Voted Appropriation Description: This sub-vote provides for the administration of petroleum and natural gas and geothermal tenures, including consulting with communities, First Nations and other governments; providing information to the public; providing assistance and advice to the petroleum and natural gas and geothermal industries on issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; and maintaining tenure registries and collecting fees associated with the subsurface tenures and ensuring compliance with provincial tenure legislation and regulations. This sub vote provides for programs related to the ministry’s corporate services which include: providing strategic planning and corporate policy advice related to petroleum and natural gas and geothermal tenures, and ensuring reporting requirements are met; leading cross ministry and intergovernmental initiatives; collaborating on policy development for all phases of energy, petroleum and natural gas and geothermal exploration and resource development; overseeing the development of legislation and regulations; development of policies and programs in the areas of corporate leadership and guidance that transect the energy, petroleum and natural gas and geothermal resource sectors. Costs may be recovered from ministries, Crown agencies and parties external to the government for supplies and services described within this sub-vote.

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	22,219	18,048

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation, transmission, and marketing; province-wide energy conservation and efficiency measures and programs; alternative energy development; and the advancement of leading edge energy technologies. This sub-vote also provides for regulation of renewable fuels and the carbon intensity of transportation fuels; provision of policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity and alternative energy resources; and strategic policy development for clean renewable power producers. Costs may be recovered from ministries, Crown agencies and parties external to government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	851	538
Corporate Services	3,429	3,461
	4,280	3,999

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy and Mines and Minister responsible for Housing including salaries, benefits, allowances and operating expenses of the minister’s staff; executive support including the Deputy Minister’s Office and corporate administration; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of energy. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; trust fund management for ministry operations, programs and clients; and the salary and expenses of the Parliamentary Secretaries for Clean Technology and for Natural Gas. This sub-vote also provides for payments required under the Vancouver Island Natural Gas Pipeline Agreement. Costs may be recovered from ministries, and other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	51,882	47,926

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 24 — HOUSING

This vote provides for programs and operations described in the voted appropriations under the core business: Housing.

HOUSING

Voted Appropriations
Housing	337,400	335,892
Building and Safety Policy	1,598	1,550
Residential Tenancy	8,322	8,002
	347,320	345,444

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes. This sub-vote provides for the administration of the British Columbia Building and Fire Codes, the Building Code Appeal Board under the Local Government Act, the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Shelter Aid for Elderly Renters Act, the Ministry of Lands Parks and Housing Act, and the development of the Strata Property Act. Transfers are provided to BC Housing Management Commission to develop, repair, operate, subsidize, and maintain safe and affordable housing and shelter options. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from other levels of government, agencies, organizations and individuals for services described within this sub-vote.

VOTE 24 — HOUSING	347,320	345,444

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the special accounts: Housing Endowment Fund and Innovative Clean Energy Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	10,000	10,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	14,948	14,947

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,161	28,176
Operating Costs	11,460	13,866
Government Transfers	380,077	374,856
Other Expenses	1,474	1,443
Internal Recoveries	(7)	(7)
External Recoveries	(15)	(17)
TOTAL OPERATING EXPENSES	424,150	418,317

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2007, under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million that is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	13,013	13,013
OPERATING TRANSACTIONS
Revenue	7,500	10,000
Expense	(10,000)	(10,000)
Net Revenue (Expense)	(2,500)	—

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	2,500

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	13,013	13,013

NOTES

(1)         A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)         The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007, and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to accelerate the commercialization of clean energy technologies through projects that address provincial energy and environmental priorities, and that have international market potential, or to demonstrate the viability of commercial technologies not currently being used in British Columbia. Revenues credited to the account came from a levy applied to all final purchases of specified ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act prior to August 1, 2010. Program expenses are recovered from the Special Account. Expenses are limited to those permitted within the scope of the Act and include administration of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	49,339	40,391
OPERATING TRANSACTIONS
Revenue	6,000	—
Expense	(14,948)	(14,947)
Net Revenue (Expense)	(8,948)	(14,947)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	40,391	25,444

NOTES

(1)         A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)         The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF ENERGY AND MINES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
($000)

Estimates	Estimates
2010/11	2011/12

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Receipts	34,530	40,750
Disbursements	34,530	40,750
Net Cash Source (Requirement)	—	—

ELECTRICITY AND ALTERNATIVE ENERGY

NORTHWEST TRANSMISSION LINE — Disbursements are provided by the province to BC Hydro for the Northwest Transmission Line under a federal-provincial cost sharing agreement. Federal funding is received by the Ministry of Energy and Mines on BC Hydro’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	32,000	61,000
Disbursements	32,000	61,000
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership in ensuring our natural legacy for future generations and supporting positive economic outcomes for British Columbia.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 25 — Ministry Operations	104,683	100,483
Vote 26 — Environmental Assessment Office	8,816	8,754

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	500	500
Sustainable Environment Fund Special Account	22,555	20,305

OPERATING EXPENSES	136,554	130,042

CAPITAL EXPENDITURES (2)	13,179	12,339
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)         For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)         Details of capital expenditures are presented in Schedule C.

(3)         Details of loans, investments and other requirements are presented in Schedule D.

(4)         Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	6,261	7,254	(200)	7,054
Environmental Sustainability	20,393	21,838	(2,471)	19,367
Parks and Protected Areas	30,641	30,338	(359)	29,979
Conservation Officer Service	17,144	16,797	(61)	16,736
Climate Action Secretariat	5,800	5,125	(2)	5,123
Executive and Support Services	24,444	22,226	(2)	22,224
Environmental Assessment Office	8,816	8,756	(2)	8,754
Park Enhancement Fund Special Account	500	500	—	500
Sustainable Environment Fund Special Account	22,555	20,305	—	20,305

TOTAL OPERATING EXPENSES	136,554	133,139	(3,097)	130,042

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	12,779	11,939	—	11,939
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	13,179	12,339	—	12,339

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 25 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Protection, Environmental Sustainability, Parks and Protected Areas, Conservation Officer Service, Climate Action Secretariat, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	6,261	7,054

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund Special Account. Costs may be recovered from ministries, special accounts, other levels of government, organizations and individuals, in relation to services described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	20,393	19,367

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards and governance framework for the management, conservation and utilization of the province’s surface and groundwater, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting or leading outreach programs to integrate water and natural resource management into industry, municipal and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards and co-ordination of air, water, snow, climate and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in the ministry’s vote. Transfers are provided for access, protection and management of the environment and related environmental information gathering and management for services provided for in the sub-vote. Costs may be recovered from ministries, other levels of government, organizations, licensees and individuals for activities related to maintaining water, ecosystem health, knowledge and information management, and for other services described within this sub-vote.

PARKS AND PROTECTED AREAS

Voted Appropriation
Parks and Protected Areas	30,641	29,979

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, conservation and utilization of special areas including provincial parks, protected areas and conservation lands through programs including: the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in Parks and Protected Areas; wildfire planning, prevention and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, land status and condition; provision of information, education and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of protected and conservation lands by third parties. Costs may be recovered from ministries, other levels of government, organizations, licensees and individuals for services described within this sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	17,144	16,736

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s forest and range resource and related human health and safety, including education and promotion, inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; public safety issues related to regulated activities; the management of human/wildlife conflicts; and enforcing rules governing the use of forest service recreation sites and trails. Costs may be recovered from ministries, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

CLIMATE ACTION SECRETARIAT

Voted Appropriation
Climate Action Secretariat	5,800	5,123

Voted Appropriation Description: This sub-vote provides for support to the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in the BC Climate Action Plan, and to adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include: research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing a regional cap and trade system, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education and research. Eligible costs are recovered from the Sustainable Environment Fund Special Account. Costs may be recovered from, or funds transferred to, ministries, special accounts, other levels of government, organizations and individuals, in relation to services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	798	478
Corporate Services	23,646	21,746
	24,444	22,224

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment including salaries, benefits, allowances and operating expenses for the minister and minister’s staff; executive support including the deputy minister’s office and corporate administration; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 25 — MINISTRY OPERATIONS	104,683	100,483

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 26 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	8,816	8,754

Voted Appropriation Description: This sub-vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs may be recovered from ministries, other levels of government, organizations and individuals, for services described within this sub-vote.

VOTE 26 — ENVIRONMENTAL ASSESSMENT OFFICE	8,816	8,754

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	22,555	20,305

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	77,421	73,850
Operating Costs	43,803	42,713
Government Transfers	6,554	4,831
Other Expenses	34,996	32,218
Internal Recoveries	(22,707)	(20,473)
External Recoveries	(3,513)	(3,097)
TOTAL OPERATING EXPENSES	136,554	130,042

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities and services benefitting parks and protected areas including increased information, education and interpretation programs; higher levels of natural and cultural resource assessment, management, research and restoration; additional capital investments supporting the conservation and recreation goals of the Ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational and partnership products. Transfers are provided to support the programs, services and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, licensees and individuals from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation fees; as donations, bequests and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	608	428
OPERATING TRANSACTIONS
Revenue	720	590
Expense	(500)	(500)
Net Revenue (Expense)	220	90

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	428	118

NOTES

(1)         A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)         The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	18,988	15,543
OPERATING TRANSACTIONS
Revenue	19,110	16,349
Expense	(22,555)	(20,305)
Net Revenue (Expense)	(3,445)	(3,956)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	15,543	11,587

NOTES

(1)         A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)         The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient and effective tax and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	127,366	103,516
Vote 28 — Public Service Agency	57,620	49,677
Vote 29 — Benefits	1	1

STATUTORY APPROPRIATIONS
Insurance and Risk Management Account Special Account	4,234	4,191
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	189,231	157,395

CAPITAL EXPENDITURES (2)	2,931	2,511
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	234,501	232,094
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)                     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule D.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	8,530	7,171	(7)	7,164
Office of the Comptroller General	10,084	9,442	(1,104)	8,338
Treasury	1	26,267	(26,266)	1
Revenue Programs	49,050	41,379	(279)	41,100
Revenue Services	18,912	103,705	(91,277)	12,428
Economics, Policy and Intergovernmental Fiscal Relations	7,649	19,479	(11,202)	8,277
2010 Olympic and Paralympic Winter Games Secretariat	3,441	—	—	—
Pacific Carbon Trust	5,000	—	—	—
Executive and Support Services	24,699	26,210	(2)	26,208
Public Service Agency	57,620	51,511	(1,834)	49,677
Benefits	1	52,215	(52,214)	1
Insurance and Risk Management Account Special Account	4,234	6,542	(2,351)	4,191
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	189,231	343,931	(186,536)	157,395

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,931	2,511	—	2,511

TOTAL CAPITAL EXPENDITURES	2,931	2,511	—	2,511

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	99,500	143,150	(45,700)	97,450
Revenue Services	135,051	235,000	(100,316)	134,684
Provincial Home Acquisition Wind Up Special Account	(50)	—	(40)	(40)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	234,501	378,150	(146,056)	232,094

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	1,099,100	(1,099,100)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,099,100	(1,099,100)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Treasury Board Staff; Office of the Comptroller General; Treasury; Revenue Programs; Revenue Services; Economics, Policy and Intergovernmental Fiscal Relations; 2010 Olympic and Paralympic Winter Games Secretariat; and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	8,530	7,164

Voted Appropriation Description: This sub-vote provides for the following: financial management advice to government on management of ministry and agency operating and capital spending, revenue and debt, including development of revenue and spending forecasts; development and management of the provincial government’s budget and three year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies and programs to support government initiatives; and review and approval of ministry and agency plans. This sub-vote also provides for advice on the oversight of Crown corporations and agencies, including analysis and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs may be recovered from ministries, special offices, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	10,084	8,338

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services, activity based management, preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, payment diversion and the Corporate Services Secretariat. Costs may be recovered from ministries, special offices, organizations within the government reporting entity and external organizations for the services described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt Management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs may be recovered from ministries (including the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	49,050	41,100

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue, royalties and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for payment of interest or refunds of taxation revenues or rebates under statutes administered by the ministry. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government, and from revenue administered by the ministry for services described within this sub-vote.

REVENUE SERVICES

Voted Appropriation
Revenue Services	18,912	12,428

Voted Appropriation Description: This sub-vote provides for accounts receivable, collection and loan administration, including costs resulting from the ongoing administration of loans and grants issued under the Student Aid BC program, the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act, and the collection of Medical Services Plan fees and premiums; and tax administration, including public information services and appeals administration. Reconstruction loan portfolio costs may be recovered from fees and amounts received from BC Housing Management Commission, eligible homeowners and parties under the Homeowner Protection Act. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government, and revenue administered by the ministry for services described within this sub-vote.

ECONOMICS, POLICY AND INTERGOVERNMENTAL FISCAL RELATIONS

Voted Appropriations
Economics, Policy and Intergovernmental Fiscal Relations	7,648	8,276
Financial Institutions Commission	1	1
	7,649	8,277

Voted Appropriations Description: This sub-vote provides for research, analysis and advice to government on economic performance and the development of economic forecasts. This sub-vote also provides for the legislative frameworks for the regulation of the securities industry and the financial and corporate services sector, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. In addition, this sub-vote also provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations for negotiations of financial, tax and fiscal arrangements with First Nations, the federal government and other levels of government. This sub-vote also provides for operation and related administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services described within this sub-vote.

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	3,441	—

Voted Appropriation Description: This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations, fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Costs may be recovered from ministries, Crown agencies and parties external to government, including other levels of government, organizations, licensees, partners and individuals for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

PACIFIC CARBON TRUST

Voted Appropriation
Pacific Carbon Trust	5,000	—

Voted Appropriation Description: This sub-vote provides for an operating grant to Pacific Carbon Trust Inc., a Crown corporation, whose mandate includes assisting provincial public sector organizations to meet carbon neutral targets set under the Greenhouse Gas Reduction Targets Act, and the purchase and retirement of carbon offsets. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	438	537
Corporate Services	24,261	25,671
	24,699	26,208

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, and records services. Corporate services are provided to the Public Service Agency, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services described within this sub-vote.

VOTE 27 — MINISTRY OPERATIONS	127,366	103,516

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 28 — PUBLIC SERVICE AGENCY

This vote provides for programs and operations described in the voted appropriations under the core business: Public Service Agency.

PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	2,453	2,487
Client Services	30,787	30,131
Talent Management	18,622	11,351
Employee Relations	3,378	3,339
Corporate Services	2,380	2,369
	57,620	49,677

Voted Appropriations Description: This sub-vote provides for the British Columbia Public Service Agency programs and operations, including a full range of day-to-day human resource consulting, compensation and classification, and related human resource services and programs to assist clients in meeting their business goals, and the delivery of a suite of learning services and hiring services. This sub-vote also provides for a full range of labour relations including negotiation and administration of collective agreements, severance, labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the British Columbia Public Service Agency, including management services for the Benefits vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, information systems, and performance management. Costs may be recovered from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 28 — PUBLIC SERVICE AGENCY	57,620	49,677

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 29 — BENEFITS

This vote provides for benefits programs described in the voted appropriations under the core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	267,347	236,081
Employee Health Benefits	143,564	138,300
Other Benefits	9,577	5,250
Benefits Administration	6,518	6,848
Recoveries	(427,005)	(386,478)
	1	1

Voted Appropriations Description: This sub-vote provides for services in health, benefits, workforce adjustment services and severance costs, excluded staff terms and conditions, and related policy and program development for these business lines. This sub-vote also provides for the delivery of Disability Management and Occupational Health and Safety Programs, and management of the Community Services Fund, a public service wide annual drive for, and disbursement of, charitable donations. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 29 — BENEFITS	1	1

MINISTRY OF FINANCE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management Account and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,234	4,191

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	594,361	554,505
Operating Costs	119,941	120,573
Government Transfers	13,307	16,952
Other Expenses	135,450	107,027
Internal Recoveries	(491,224)	(455,126)
External Recoveries	(182,604)	(186,536)
TOTAL OPERATING EXPENSES	189,231	157,395

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services and of operating the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	320,234	338,181
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(49,205)	(51,390)
Internal and External Recoveries	44,971	47,199
Net Revenue (Expense)	17,556	17,599

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	338,181	356,171

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

(3)                     The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	15,369	15,415
OPERATING TRANSACTIONS
Revenue	6	6
Expense	(10)	(10)
Net Revenue (Expense)	(4)	(4)

FINANCING TRANSACTIONS
Receipts	50	40
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	50	40
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	15,415	15,451

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2010/11	2011/12

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	10,600	10,700
Disbursements	3,100	3,150
Net Cash Source (Requirement)	7,500	7,550

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Family with Children Property Tax Deferral Option Program. The property owner or the estate is required to repay to the province all deferred taxes together with interest and an administration fee, on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Receipts	30,000	35,000
Disbursements	137,000	140,000
Net Cash Source (Requirement)	(107,000)	(105,000)

REVENUE SERVICES

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	13,949	19,316
Disbursements	1,000	—
Net Cash Source (Requirement)	12,949	19,316

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	76,000	81,000
Disbursements	224,000	235,000
Net Cash Source (Requirement)	(148,000)	(154,000)

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2010/11	2011/12

REVENUE PROGRAMS

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,100	11,400
Disbursements	11,100	11,400
Net Cash Source (Requirement)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	417,100	447,000
Disbursements	417,100	447,000
Net Cash Source (Requirement)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,200	2,300
Disbursements	2,200	2,300
Net Cash Source (Requirement)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Hotel Room Tax Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Receipts	37,000	29,600
Disbursements	37,000	29,600
Net Cash Source (Requirement)	—	—

RESORT AREAS — Disbursements were provided by the province to qualified resort municipalities, in respect of hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act. Interest and fee revenue were deposited to the Consolidated Revenue Fund and administration costs were funded through the ministry’s voted appropriations.

Receipts	2,600	—
Disbursements	2,600	—
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2010/11	2011/12

REVENUE PROGRAMS (Continued)

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Receipts	290,000	286,200
Disbursements	290,000	286,200
Net Cash Source (Requirement)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	321,200	322,600
Disbursements	321,200	322,600
Net Cash Source (Requirement)	—	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

The mission of the Ministry of Forests, Lands and Natural Resource Operations is to support the sustainable development of forest, mineral, and land resources; the competitiveness of industries that use them; and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	411,685	363,399
Vote 31 — Direct Fire	63,240	62,901

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	158,469	163,532
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	633,414	589,852

CAPITAL EXPENDITURES (2)	69,240	45,665
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	61,752	58,531
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Competitiveness and Innovation	5,622	7,224	(6,000)	1,224
Forest Resource Stewardship	112,630	92,460	(781)	91,679
Forest Tenures and Timber Pricing	7,515	5,413	—	5,413
Provincial Operations	95,578	145,080	(53,101)	91,979
Regional Operations	123,380	130,333	(12,585)	117,748
Executive and Support Services	66,960	58,922	(3,566)	55,356
Direct Fire	63,240	77,522	(14,621)	62,901
BC Timber Sales Account Special Account	158,469	163,533	(1)	163,532
Crown Land Special Account	20	87,711	(87,691)	20
Forest Stand Management Fund Special Account	—	5,458	(5,458)	—

TOTAL OPERATING EXPENSES	633,414	773,656	(183,804)	589,852

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	43,355	21,465	—	21,465
BC Timber Sales Account Special Account	25,885	24,200	—	24,200

TOTAL CAPITAL EXPENDITURES	69,240	45,665	—	45,665

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Provincial Operations	4,850	4,850	—	4,850
BC Timber Sales Account Special Account	56,972	53,751	—	53,751
Crown Land Special Account	(70)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	61,752	58,601	(70)	58,531

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Competitiveness and Innovation, Forest Resource Stewardship, Forest Tenures and Timber Pricing, Provincial Operations, Regional Operations, and Executive and Support Services.

COMPETITIVENESS AND INNOVATION

Voted Appropriation
Competitiveness and Innovation	5,622	1,224

Voted Appropriation Description: This sub-vote provides for activities that promote forest industry competitiveness and innovation, including: forest and Crown land policy and legislation; forest related carbon business development; compensation; research and development related to wood products and processes; promoting First Nation participation in the forest economy; and land and marine use planning. Costs related to the provision of supplies and services may be recovered from fees received from log exports.

FOREST RESOURCE STEWARDSHIP

Voted Appropriation
Forest Resource Stewardship	112,630	91,679

Voted Appropriation Description: This sub-vote provides for forest stewardship activities, including: the development of legislation, policies and practices that support sustainable forest management; land based investments; timber supply planning and determination; tree improvement; silviculture, forest genetics and growth and yield related research; and forest health, forest inventory, and monitoring the effectiveness of forest practices. Costs may be recovered from ministries, special accounts, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

FOREST TENURES AND TIMBER PRICING

Voted Appropriation
Forest Tenures and Timber Pricing	7,515	5,413

Voted Appropriation Description: This sub-vote provides for tenure and pricing activities, including establishing policies and administering the province’s forest tenure and timber measurement, pricing and billing systems.

PROVINCIAL OPERATIONS

Voted Appropriations
Provincial Operations	95,577	91,978
Water Rental Remissions	1	1
	95,578	91,979

Voted Appropriations Description: This sub-vote provides for the development, implementation, analysis, compliance, administration, stewardship and management of: Crown land, including the management of development projects and remediation of contaminated sites; water use regulation, planning, licensing, and safety, including dams and dikes, and river forecasts; water rental remissions; provincial geographic information and mapping; legal registry of all natural resource tenures; invasive plants and species; fish, wildlife and habitat; fire prevention control; range resources; forest service road and bridge infrastructure; the aquaculture sector; resort development; and recreation sites and trails. This sub-vote also provides for the administration of duties, powers and functions assigned to the Minister of Forests, Lands and Natural Resource Operations in relation to archaeological information and permitting, and heritage property management permitting. Costs may be recovered from ministries, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	123,380	117,748

Voted Appropriation Description: This sub-vote provides for research, treatment, protection, licensing, permitting, administration, monitoring, reporting, stewardship management, and other operational activities in relation to: forests, range, water, soil, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat management; regional dam and dike safety and regulation; regional drought and flood management; fish culture and stocking programs; marine fisheries and ocean policy; traceability and eco-certification; mining resources; and Crown land. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations. Costs may be recovered from ministries, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	637	834
Corporate Services	66,323	54,522
	66,960	55,356

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including: the offices of the Minister of Forests, Lands and Natural Resource Operations and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; Deputy Minister’s Office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, executive and executive support, information technology strategy, and corporate and strategic policy, legislation and initiatives; revenue collection; and trust management for ministry operations, programs and clients. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Natural Resource Operations Review. Under agreement, corporate services are also provided to other ministries. Costs may be recovered from ministries, special accounts, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	411,685	363,399

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 31 — DIRECT FIRE

This vote provides for the operations described in the voted appropriation under the core business: Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	63,240	62,901

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control throughout the Province in accordance with applicable legislation, control and suppression of wildfires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services may be recovered from ministries, agencies, other levels of government, provinces, countries, companies, organizations, individuals and from annual rent fees.

VOTE 31 — DIRECT FIRE	63,240	62,901

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	158,469	163,532

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	326,999	297,649
Operating Costs	332,502	315,520
Government Transfers	103,595	92,970
Other Expenses	94,401	112,943
Internal Recoveries	(32,025)	(45,426)
External Recoveries	(192,058)	(183,804)
TOTAL OPERATING EXPENSES	633,414	589,852

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

BC TIMBER SALES ACCOUNT

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program including safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenditures and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	188,578	186,872
OPERATING TRANSACTIONS
Revenue	136,837	158,405
Expense	(158,471)	(163,535)
Internal and External Recoveries	2	3
Net Revenue (Expense)	(21,632)	(5,127)

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	3,139

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(56,972)	(53,751)
Capital Expenditures	(25,885)	(24,200)
Net Cash Source (Requirement)	(82,857)	(77,951)
Difference Between 2010/11 Estimates and Projected Actual Net Cash Source (Requirement)	13,095	—
Working Capital Adjustments and Other Spending Authority Committed(3)	86,549	79,131
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	186,872	182,925

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

(3)     The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and provisions were modified under the Special Accounts Appropriation and Control Act in 1982. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition, and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This Special Account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition these grants and tenures are expensed at their fair market values. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	86,342	78,298
Less: Cost of Development	(1,766)	(1,497)
	84,576	76,801
Expense	(20)	(20)
Net Revenue (Expense)	84,556	76,781

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Expense: (4)
– Ministry of Advanced Education	(2,500)	(3,500)
– Ministry of Community, Sport and Cultural Development	(1,000)	(2,698)
– Ministry of Education	(19,320)	(21,600)
– Ministry of Environment	(8,998)	(1,000)
– Ministry of Jobs, Tourism and Innovation	(2,912)	(1,000)
– Ministry of Public Safety and Solicitor General	—	(1,110)
– Ministry of Social Development	(1,574)	(1,000)
– Ministry of Transportation and Infrastructure	(9,600)	(1,000)
– Renewal of Nominal Rent Tenures	(1,283)	(1,283)
– Contingency	(51,129)	(53,500)
Total Expense	(98,316)	(87,691)

Internal and External Recoveries	98,316	87,691
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(84,626)	(76,851)

FINANCING TRANSACTIONS
Receipts	70	70
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	70
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	50,000	50,000

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

(3)     Expenses and recoveries reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.

(4)     The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2010/11 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests. As free Crown grants and nominal rent tenures are statutory expenditures, the amounts are shown for information and planning purposes only.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention; reforestation, and road deactivation in areas subject to stumpage levies. Recoveries are collected, and penalties levied, in accordance with applicable legislation and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	10,841	10,841
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,466)	(5,458)
Internal and External Recoveries	5,466	5,458
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	10,841	10,841

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal ear. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2010/11	2011/12

PROVINCIAL OPERATIONS

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	4,250	4,250
Net Cash Source (Requirement)	(4,250)	(4,250)

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	600	600
Net Cash Source (Requirement)	(600)	(600)

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2010/11	2011/12

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,000	6,000
Disbursements	6,000	6,000
Net Cash Source (Requirement)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 32 — Ministry Operations	14,648,982	15,566,169

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	14,796,232	15,713,419

CAPITAL EXPENDITURES (2)	7,024	30,982
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	14,640,271	15,760,968	(203,677)	15,557,291
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	155,961	160,883	(4,755)	156,128
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	14,796,232	15,921,851	(208,432)	15,713,419

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	7,024	30,982	—	30,982

TOTAL CAPITAL EXPENDITURES	7,024	30,982	—	30,982

MINISTRY OF HEALTH

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	9,873,516	10,541,480
Medical Services Plan	3,595,055	3,801,654
PharmaCare	1,101,314	1,139,876
Health Benefits Operations	32,393	34,410
HealthLink BC	31,194	33,137
Vital Statistics	6,799	6,734
	14,640,271	15,557,291

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. HealthLink BC provides multi-disciplinary comprehensive self-care and health services information to British Columbians and health care providers. Vital Statistics provides funding for the Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Costs may be recovered from provincial government ministries, health authorities, agencies, federal, provincial, territorial and municipal governments, organizations and individuals for services provided or funded by the ministry, and from royalties on the sale of Vital Statistics Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

MINISTRY OF HEALTH

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	863	860
Stewardship and Corporate Services	155,098	155,268
	155,961	156,128

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health and the Parliamentary Secretary for Seniors, and includes salaries, benefits, allowances and operating expenses of the minister, the minister’s staff, and the parliamentary secretary. This sub-vote also provides for stewardship and corporate services functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans, monitoring and regulation of professional associations, and public health reports on population health through the Provincial Health Officer. Costs may be recovered from federal, provincial, territorial and municipal governments, organizations, individuals, and other entities, for services provided or funded by the ministry.

VOTE 32 — MINISTRY OPERATIONS	14,648,982	15,566,169

MINISTRY OF HEALTH

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statuary appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	332,614	117,522
Operating Costs	188,611	105,747
Government Transfers	14,499,793	15,694,415
Other Expenses	150,933	151,698
Internal Recoveries	(147,531)	(147,531)
External Recoveries	(228,188)	(208,432)
TOTAL OPERATING EXPENSES	14,796,232	15,713,419

MINISTRY OF HEALTH

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	—	—

NOTES

(1)         A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)         The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF JOBS, TOURISM AND INNOVATION

The mission of the Ministry of Jobs, Tourism and Innovation is to maximize the sustainable growth and economic benefits of jobs, tourism and innovation across the province by investing in the skills and career development of our workers and immigrants; by leading and implementing integrated, co-ordinated global marketing programs and export market development strategies; and by delivering tourism and investment attraction programs and services, in partnership with other ministries, governments and private sector partners.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 33 — Ministry Operations	268,491	236,513

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	268,991	237,013

CAPITAL EXPENDITURES (2)	3,813	3,456
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)         For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)         Details of capital expenditures are presented in Schedule C.

(3)         Details of loans, investments and other requirements are presented in Schedule D.

(4)         Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JOBS, TOURISM AND INNOVATION

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Labour Market and Immigration Initiatives	118,417	279,953	(164,743)	115,210
Economic Competitiveness	16,478	16,407	(3)	16,404
Trade, Investment and Innovation	25,617	17,119	(2)	17,117
Regional Economic Development	7,496	5,407	—	5,407
Tourism	48,924	56,330	(7,400)	48,930
Transfers to Crown Corporations and Agencies	46,142	27,942	—	27,942
Executive and Support Services	5,417	5,503	—	5,503
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	268,991	409,161	(172,148)	237,013

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3,813	3,456	—	3,456

TOTAL CAPITAL EXPENDITURES	3,813	3,456	—	3,456

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 33 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Labour Market and Immigration Initiatives; Economic Competitiveness; Trade, Investment and Innovation; Regional Economic Development; Tourism; Transfers to Crown Corporations and Agengies; and Executive and Support Services.

LABOUR MARKET AND IMMIGRATION INITIATIVES

Voted Appropriations
Immigration Initiatives	6,751	6,352
Labour Market Initiatives	105,395	105,537
Labour Market Agreement	1	1
Year of Science	6,270	3,320
	118,417	115,210

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation and delivery of labour market and immigration programs and services including external service delivery, for initiatives related to settlement, immigration and labour market development. Programs and services include business immigration; development and delivery of training programs and labour market supports through the Canada-British Columbia Labour Market Agreement; the Provincial Nominee Program; Canada-British Columbia Building Foreign Qualifications Recognition Capacity Agreement; worker training programs; community services and partnerships; national and international job fairs; funding to the Industry Training Authority; labour market information, forecast and communication tools; and the Year of Science program. This sub-vote also provides for negotiation and implementation of the Canada-British Immigration Agreement. Costs may be recovered from investment returns on security deposits, from other ministries, Crown agencies and parties external to government including the Government of Canada through federal/provincial agreements, and from fees for services described within this sub-vote.

ECONOMIC COMPETITIVENESS

Voted Appropriation
Economic Competitiveness	16,478	16,404

Voted Appropriation Description: This sub-vote provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; delivering venture capital programming; negotiating positions, policy options and advice for government and industry; providing strategic direction to remove barriers to business, advancing economic development and increasing productivity and competitiveness; providing financial support for projects, initiatives and trusts that support economic growth and diversification throughout the province; funding to the BC Innovation Council and the BC Progress Board; and establishing and operating the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions and other organizations and levels of government for services described within this sub-vote.

TRADE, INVESTMENT AND INNOVATION

Voted Appropriation
Trade, Investment and Innovation	25,617	17,117

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, investment, science and technology; planning and managing trade missions to profile British Columbian in key markets and priority sectors; assisting the private sector to leverage identified marketing opportunities; activities that promote forest industry competitiveness and innovation; managing the Softwood Lumber Agreement; and research and development related to wood products and processes. Costs may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals for services described within this sub-vote.

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

REGIONAL ECONOMIC DEVELOPMENT

Voted Appropriations
Regional Economic Development	6,575	4,496
Mountain Pine Beetle Epidemic Response	921	911
	7,496	5,407

Voted Appropriations Description: This sub-vote provides for the administration, operation and delivery of regional economic development programs including the RuralBC Secretariat and the Resort Municipality Initiative Program, and services including comprehensive economic strategies and initiatives; key economic development tools; identifying new ways of enabling British Columbia’s rural communities to become more economically diverse; working with investors to facilitate economic development and job creation; administering federal/provincial economic programs; developing training strategies and implementing strategic labour market policies; and land and marine use planning. This sub-vote also provides for executive direction, administrative services and operating programs of the Mountain Pine Beetle Epidemic Response Division.

TOURISM

Voted Appropriations
Tourism Marketing	26,799	26,718
Tourism Partnerships	18,825	18,913
Strategy and Policy	3,300	3,299
	48,924	48,930

Voted Appropriations Description: This sub-vote provides for the promotion of growth and development in the tourism industry to support increased revenue, employment and economic benefits throughout British Columbia by increasing demand for British Columbia as a preferred travel destination in key geographic markets; implementation of integrated planning and marketing programs through regional, city, community and sectoral partnership programs, including British Columbia Magazine; connecting the consumer with tourism product and information through various distribution channels including Visitor Centres, 1-800 HelloBC and HelloBC.com website; developing provincial plans and policies for sustainable development of tourism; undertaking market and trend research; and support to the Secretariat for the Minister’s Council on Tourism. Costs may be recovered from parties external to government for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	27,342	9,142
Forestry Innovation Investment Ltd	18,800	18,800
	46,142	27,942

Voted Appropriations Description: This sub-vote provides for transfers to Crown Corporations and Agencies, including British Columbia Pavilion Corporation and Forest Innovation Investment Ltd.

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	550	677
Corporate Services	4,867	4,826
	5,417	5,503

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Jobs, Tourism and Innovation, including salaries, benefits, allowances and operating expenses for the minister; minister’s staff; the Parliamentary Secretary for Regional Economic Development; and the Parliamentary Secretary for Industry, Research and Innovation. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community, Sport and Cultural Development provides management services to the Ministry of Jobs, Tourism and Innovation.

VOTE 33 — MINISTRY OPERATIONS	268,491	236,513

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	51,254	49,647
Operating Costs	86,822	81,574
Government Transfers	310,848	277,948
Other Expenses	9	10
Internal Recoveries	(18)	(18)
External Recoveries	(179,924)	(172,148)
TOTAL OPERATING EXPENSES	268,991	237,013

MINISTRY OF JOBS, TOURISM AND INNOVATION

SPECIAL ACCOUNT(1)

($000)

Estimates 2010/11	Estimates 2011/12

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act, in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	8,620	8,695
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	8,695	8,770

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

The mission of the Ministry of Labour, Citizens’ Services and Open Government is to ensure that employers, workers and unions understand and apply British Columbia’s labour laws, to promote labour stability and protect workers by balancing the interests of employers and workers; and to deliver, promote and transform services that are cost-effective, accessible and responsive to the needs of citizens and clients.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 34 — Ministry Operations	86,073	72,166
Vote 35 — Shared Services BC	451,814	451,688
Vote 36 — Government Communications and Public Engagement	26,429	26,155
Vote 37 — Labour Programs	17,184	15,713

OPERATING EXPENSES	581,500	565,722

CAPITAL EXPENDITURES (2)	126,305	105,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)                     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule D.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	18,622	26,799	(9,393)	17,406
Business and Workforce Transformation	17,316	16,292	(2)	16,290
Office of the Chief Information Officer	14,092	12,318	(469)	11,849
Executive and Support Services	36,043	26,623	(2)	26,621
Logistics and Business Services	18,551	69,997	(52,274)	17,723
Integrated Workplace Solutions	277,906	426,850	(149,307)	277,543
Technology Solutions	155,357	178,315	(21,893)	156,422
Government Communications and Public Engagement	26,429	26,258	(103)	26,155
Labour Programs	17,184	42,154	(26,441)	15,713

TOTAL OPERATING EXPENSES	581,500	825,606	(259,884)	565,722

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,811	3,340	—	3,340
Technology Solutions	123,371	101,227	—	101,227
Government Communications and Public Engagement	120	—	—	—
Labour Programs	1,003	433	—	433

TOTAL CAPITAL EXPENDITURES	126,305	105,000	—	105,000

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services to Citizens and Businesses, Business and Workforce Transformation, Office of the Chief Information Officer, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Services BC Operations	17,595	16,439
BC Online	638	629
BC Registries Services	1	1
BC Stats	388	337
	18,622	17,406

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points including over the counter, telephone and online, implementation of cross government service delivery initiatives to improve services to citizens and businesses and to support volunteer and non-profit groups. In addition, this sub-vote provides for corporate, personal property, manufactured home and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. Costs may be recovered from the federal government, from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and services described within this sub-vote.

BUSINESS AND WORKFORCE TRANSFORMATION

Voted Appropriation
Business and Workforce Transformation	17,316	16,290

Voted Appropriation Description: This sub-vote provides for corporate leadership and services in the areas of human resource strategy including workforce and succession planning, citizen engagement policies and strategies, and workplace innovation in the public service. Included in this sub-vote is the management of common web services for government’s enterprise Web presence and provision of online access to a variety of products and services, including the integration, warehousing, and dissemination of provincial geographic information. In addition, this sub-vote provides funding to other organizations to support the provision of programming to all British Columbians through television, the Web and other emerging technologies. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	14,092	11,849

Voted Appropriation Description: This sub-vote provides for strategic information management and technology governance and direction for government. This includes development of standards, policies and programs to support government initiatives; review of ministry information management and technology initiatives; information security; privacy protection; intellectual property services; and promoting and integrating information technology to improve citizen-centred service delivery. Costs may be recovered from internal and external parties for services described within this sub-vote.

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	492	488
Corporate Services	35,551	26,133
	36,043	26,621

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour, Citizens’ Services and Open Government, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff and the salary and expenses of the Parliamentary Secretary for Non-profit Partnerships. This sub-vote also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management, corporate human resource strategies including employee engagement and employee communications and other administrative services including financial, strategic human resources, information technology and information management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for services described within this sub-vote.

VOTE 34 — MINISTRY OPERATIONS	86,073	72,166

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 35 — SHARED SERVICES BC

This vote provides for programs and operations as described in the voted appropriations under the following three core businesses: Logistics and Business Services, Integrated Workplace Solutions, and Technology Solutions.

LOGISTICS AND BUSINESS SERVICES

Voted Appropriation
Logistics and Business Services	18,551	17,723

Voted Appropriation Description: This sub-vote provides for procurement and supply services including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and information access operations to ministries and external customers of Shared Services BC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services described within this sub-vote.

INTEGRATED WORKPLACE SOLUTIONS

Voted Appropriation
Integrated Workplace Solutions	277,906	277,543

Voted Appropriation Description: This sub-vote provides for the delivery of client services; strategic infrastructure planning, supply management, and project coordination services related to facilities; and physical infrastructure including property and real estate services, property management and environmental and technical services. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services described within this sub-vote.

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	155,357	156,422

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, and project coordination services related to technology; corporate business application management; and information technology infrastructure including network services, desktop services, voice and data communications, application hosting and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations and public and private organizations, for products and services described within this sub-vote.

VOTE 35 — SHARED SERVICES BC	451,814	451,688

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 36 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for programs and operations described in the voted appropriation under the core business: Government Communications and Public Engagement.

GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

Voted Appropriation
Government Communications and Public Engagement	26,429	26,155

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services described within this sub-vote.

VOTE 36 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	26,429	26,155

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 37 — LABOUR PROGRAMS

This vote provides for programs and operations described in the voted appropriations under the core business: Labour Programs.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	8,525	7,833
Labour Relations Board	4,954	4,630
WorkSafe Funded Services	1	1
Corporate Services	3,704	3,249
	17,184	15,713

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code, the administration of the Employment Standards Act, the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. This sub-vote also provides for the office of the Deputy Minister of Labour, executive, strategic and administrative support, including financial, human resources, business planning, information and systems management, legislative and policy support, corporate planning, and performance management. Costs may be recovered from parties internal and external to government for services described within this sub-vote.

VOTE 37 — LABOUR PROGRAMS	17,184	15,713

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	200,134	190,073
Operating Costs	679,385	675,689
Government Transfers	7,910	6,410
Other Expenses	124,018	122,522
Internal Recoveries	(169,260)	(169,088)
External Recoveries	(260,687)	(259,884)
TOTAL OPERATING EXPENSES	581,500	565,722

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to maintain and enhance public safety in every community across the province.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	607,425	605,202
Vote 39 — Emergency Program Act	14,559	14,478

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,281	1,281
Forfeited Crime Proceeds Fund Special Account	—	—
Victim Surcharge Special Account	13,524	13,504

OPERATING EXPENSES	636,789	634,465

CAPITAL EXPENDITURES (2)	6,726	6,657
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Corrections	192,904	196,087	(5,644)	190,443
Policing and Security Programs	294,169	319,359	(25,157)	294,202
Victim Services and Crime Prevention	42,140	42,157	(300)	41,857
Emergency Management BC	26,913	33,515	(5,722)	27,793
Gaming Policy and Enforcement	18,090	244,373	(226,012)	18,361
Office of the Superintendent of Motor Vehicles	4,708	8,788	(4,296)	4,492
Liquor Control and Licensing	1	9,303	(9,302)	1
Public Sector Employers’ Council Secretariat	16,603	16,710	(70)	16,640
Executive and Support Services	11,897	11,415	(2)	11,413
Emergency Program Act	14,559	14,478	—	14,478
Civil Forfeiture Account Special Account	—	3,228	(3,228)	—
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Forfeited Crime Proceeds Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,524	13,504	—	13,504

TOTAL OPERATING EXPENSES	636,789	914,198	(279,733)	634,465

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	6,726	6,657	—	6,657

TOTAL CAPITAL EXPENDITURES	6,726	6,657	—	6,657

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following nine core businesses: Corrections, Policing and Security Programs, Victim Services and Crime Prevention, Emergency Management BC, Gaming Policy and Enforcement, Office of the Superintendent of Motor Vehicles, Liquor Control and Licensing, Public Sector Employers’ Council Secretariat, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	192,904	190,443

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. External recoveries are received from other levels of government for purposes which include housing and supervision of federal offenders, immigration detainees, community services required for the Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Costs may be recovered internally from ministries for purposes including medical sessions and systems related costs.

POLICING AND SECURITY PROGRAMS

Voted Appropriation
Policing and Security Programs	294,169	294,202

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing, and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for services described within this sub-vote. Costs may be recovered internally from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites, and for criminal record reviews of public sector employees.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	42,140	41,857

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence and victimization. Costs may be recovered externally from other levels of government for services described within this sub-vote. Costs may also be recovered internally from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives, and from ministries for special public safety initiatives.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	26,913	27,793

Voted Appropriation Description: This sub-vote provides for costs related to provincial emergency planning, preparedness mitigation, response and recovery activities including flood, fire and other hazard mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to multiple fatality incidents. This sub-vote also provides for the Office of the Fire Commissioner which implements fire safety regulations and activities, which promote fire safety, and oversees major fire investigations and response to major wildland urban interface fire emergencies; and for the BC Coroners Service which provides for investigations of unnatural, sudden and unexpected deaths in the province, ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances, and reporting on issues affecting prevention of child death and promoting child safety. Costs may be recovered externally from other levels of government, Crown agencies and other organizations for service delivery, and internally from ministries for services described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	18,089	18,360
Distribution of Gaming Proceeds	1	1
	18,090	18,361

Voted Appropriations Description: This sub-vote provides for the administration of all gaming (including horse racing and lotteries) in the province and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation and enforcement activities concerning legal gaming venues and illegal gaming; the management of the Province’s gaming initiatives; the Province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered externally from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications. Costs may also be recovered from Policing and Security Programs, within the ministry, for illegal gaming initiatives.

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	4,708	4,492

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver related programs administered by the Office of the Superintendent of Motor Vehicles. Costs may be recovered externally from Crown corporations, appeal fees and program fees, and internally from ministries for services described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations including administrative oversight of retail liquor outlets appointed under Section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. Costs may be recovered from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for services described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,603	16,640

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, governments’ financial contributions to employers’ associations established under the PSEA and related expenses. The Council sets and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations, pensions, and compensation-related issues in the public sector. Costs may be recovered from pension boards for programs described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	604	600
Corporate Services	11,293	10,813
	11,897	11,413

Voted Appropriations Description: This sub-vote provides for the offices of the Solicitor General and the Deputy Minister, as well as executive, strategic and administrative support for the ministry. This includes financial administration, facilities management, organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Solicitor General, including oversight of delegated consumer protection agencies. Costs may be recovered externally from organizations and individuals for services described within this sub-vote; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Costs may also be recovered internally from ministries for special public safety initiatives.

VOTE 38 — MINISTRY OPERATIONS	607,425	605,202

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 39 — EMERGENCY PROGRAM ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,559	14,478

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 39 — EMERGENCY PROGRAM ACT	14,559	14,478

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Forfeited Crime Proceeds Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

FORFEITED CRIME PROCEEDS FUND

Statutory Appropriation
Forfeited Crime Proceeds Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund which is governed under the Special Accounts Appropriation and Control Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,524	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	207,420	205,703
Operating Costs	54,168	53,362
Government Transfers	655,287	656,110
Other Expenses	13,860	13,910
Internal Recoveries	(13,155)	(14,887)
External Recoveries	(280,791)	(279,733)
TOTAL OPERATING EXPENSES	636,789	634,465

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	558	1,182
OPERATING TRANSACTIONS
Revenue	1,675	1,033
Expense	(2,095)	(3,228)
Internal and External Recoveries	2,095	3,228
Net Revenue (Expense)	1,675	1,033

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	(1,054)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	3	3
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	1,182	2,218

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)
($000)

Estimates	Estimates
2010/11	2011/12

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	3,805	3,781
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	650	700
Net Revenue (Expense)	19	69

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	(53)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Difference Between 2010/11 Estimates and Projected Actual Net Cash Source (Requirement)	(50)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	3,781	3,910

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	974	984
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	10

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	984	984

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2010/11	2011/12

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	46,060	45,040
OPERATING TRANSACTIONS
Revenue	12,300	12,300
Expense	(13,524)	(13,504)
Net Revenue (Expense)	(1,224)	(1,204)

Difference Between 2010/11 Estimates and Projected Actual Net Revenue (Expense)	204

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	45,040	43,836

NOTES

(1)                     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)                     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2010/11 is based on the 2009/10 Public Accounts.

MINISTRY OF SOCIAL DEVELOPMENT

The mission of the Ministry of Social Development is to focus on the customer by transforming the way services are delivered, using effective and outcome-based practices, and working in collaboration with ministries, other levels of government, business, community and service organizations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 40 — Ministry Operations	2,354,728	2,339,088

OPERATING EXPENSES	2,354,728	2,339,088

CAPITAL EXPENDITURES (2)	33,514	38,383
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)                     For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)                     Details of capital expenditures are presented in Schedule C.

(3)                     Details of loans, investments and other requirements are presented in Schedule D.

(4)                     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,590,483	1,590,108	(12,495)	1,577,613
Employment	56,113	352,624	(296,511)	56,113
Community Living British Columbia	680,977	680,977	—	680,977
Employment and Assistance Appeal Tribunal	1,629	1,751	—	1,751
Executive and Support Services	25,526	22,674	(40)	22,634

TOTAL OPERATING EXPENSES	2,354,728	2,648,134	(309,046)	2,339,088

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	33,514	38,383	—	38,383

TOTAL CAPITAL EXPENDITURES	33,514	38,383	—	38,383

MINISTRY OF SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Income Assistance, Employment, Community Living British Columbia, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Temporary Assistance	485,879	446,364
Disability Assistance	814,034	840,053
Supplementary Assistance	290,570	291,196
	1,590,483	1,577,613

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments for services described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	55,486	55,487
Labour Market Development Agreement	1	1
Multiculturalism	626	625
	56,113	56,113

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote provides for government’s multiculturalism and anti-racism programs which is carried out through grants authorized by the Multiculturalism Act. Costs may be recovered from parties external to government under cost-sharing agreements for programs and services described within this sub-vote.

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Community Living British Columbia	680,977	680,977

Voted Appropriation Description: This sub-vote provides for general support and advice to the Minister regarding Adult Community Living Services including funding for the Office of the Service Quality Advocate and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,629	1,751

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for services described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	554	551
Corporate Services	24,972	22,083
	25,526	22,634

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Multiculturalism. As well, this sub-vote provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries and from parties external to government for services described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	2,354,728	2,339,088

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	127,766	122,928
Operating Costs	25,760	25,490
Government Transfers	2,503,878	2,494,471
Other Expenses	6,247	5,384
Internal Recoveries	(139)	(139)
External Recoveries	(308,784)	(309,046)
TOTAL OPERATING EXPENSES	2,354,728	2,339,088

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 41 — Ministry Operations	752,814	806,922

OPERATING EXPENSES	752,814	806,922

CAPITAL EXPENDITURES (2)	4,273	4,245
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	10,777	672,748	(661,927)	10,821
Public Transportation	273,449	599,593	(267,762)	331,831
Highway Operations	459,046	802,126	(347,298)	454,828
Commercial Passenger Transportation Regulation	1,330	1,320	(1)	1,319
Executive and Support Services	8,212	8,701	(578)	8,123

TOTAL OPERATING EXPENSES	752,814	2,084,488	(1,277,566)	806,922

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	4,273	4,245	—	4,245

TOTAL CAPITAL EXPENDITURES	4,273	4,245	—	4,245

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	1,383	1,370
Planning, Engineering and Construction	1,954	1,943
Partnerships	1	1
Port and Airport Development	6,155	6,242
Enhancing Economic Development	1,284	1,265
	10,777	10,821

Voted Appropriations Description: This sub-vote provides for transportation policy and legislation; planning, engineering, and construction; partnerships; port and airport development; Pacific Gateway; and infrastructure development initiatives. Major activities include Transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development and cycling networks. Costs may be recovered from the BC Transportation Financing Authority, the Transportation Investment Corporation and other parties such as federal and municipal governments, private sector partners, and other ministries for services described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	103,660	161,217
Coastal Ferry Services	169,789	170,614
	273,449	331,831

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards public transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote includes provincial investments in transit capital infrastructure as well as operating expenses. Costs may be recovered from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	424,981	420,387
Commercial Vehicle Safety and Enforcement	24,047	23,824
Inland Ferries	10,018	10,617
	459,046	454,828

Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; and Inland Ferries. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit and safety improvements; electrical installations and upgrades; minor roadwork; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assists with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, performance payments; and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement. Costs may be recovered from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for services described within this sub-vote.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	492	489
Passenger Transportation Branch	838	830
	1,330	1,319

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. Costs may be recovered from parties internal and external to the ministry for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	549	545
Corporate Services	7,663	7,578
	8,212	8,123

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure; the salary and expenses of the Parliamentary Secretary for Public Transportation; and corporate services. This includes the Deputy Minister’s Office, finance, administration, human resources, facilities management, information systems, service planning, performance measurement, and records management. Costs may be recovered from parties internal and external to the ministry for services described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	752,814	806,922

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	120,197	113,534
Operating Costs	1,965,235	1,720,950
Government Transfers	192,389	248,404
Other Expenses	1,804	1,603
Internal Recoveries	(4)	(3)
External Recoveries	(1,526,807)	(1,277,566)
TOTAL OPERATING EXPENSES	752,814	806,922

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATION
Vote 42 — Management of Public Funds and Debt	1,300,598	1,349,301

OPERATING EXPENSES	1,300,598	1,349,301

CAPITAL EXPENDITURES (2)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,300,595	1,365,686	(16,388)	1,349,298
Cost of Borrowing for Relending to Government Bodies	1	967,117	(967,116)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	943	(942)	1
Cost of Warehouse Borrowing Program	1	39,607	(39,606)	1

TOTAL OPERATING EXPENSES	1,300,598	2,373,353	(1,024,052)	1,349,301

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 42 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,300,595	1,349,298

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2010/11	2011/12

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps, and forward rate agreements) are offset against the related interest expenditure.

VOTE 42 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,300,598	1,349,301

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,152,566	2,373,353
Internal Recoveries	(13,189)	—
External Recoveries	(838,779)	(1,024,052)
TOTAL OPERATING EXPENSES	1,300,598	1,349,301

OTHER APPROPRIATIONS

SUMMARY
($000)

	Estimates	Estimates
	2010/11(1)	2011/12
VOTED APPROPRIATIONS
Vote 43 — Contingencies (All Ministries) and New Programs	450,000	602,942
Vote 44 — Capital Funding	1,750,696	1,543,311
Vote 45 — Commissions on Collection of Public Funds	1	1
Vote 46 — Allowances for Doubtful Revenue Accounts	1	1
Vote 47 — BC Family Bonus	6,379	4,317
Vote 48 — Environmental Appeal Board and Forest Appeals Commission	2,088	2,075
Vote 49 — Forest Practices Board	3,839	3,815

OPERATING EXPENSES	2,213,004	2,156,462

CAPITAL EXPENDITURES (2)	70,000	50,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2010/11 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2011/12 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY
($000)

	2010/11	2011/12 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	450,000	602,942	—	602,942
Capital Funding	1,750,696	1,543,311	—	1,543,311
Commissions on Collection of Public Funds	1	19,396	(19,395)	1
Allowances for Doubtful Revenue Accounts	1	123,511	(123,510)	1
BC Family Bonus	6,379	4,317	—	4,317
Environmental Appeal Board and Forest Appeals Commission	2,088	2,076	(1)	2,075
Forest Practices Board	3,839	3,818	(3)	3,815

TOTAL OPERATING EXPENSES	2,213,004	2,299,371	(142,909)	2,156,462

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	70,000	50,000	—	50,000

TOTAL CAPITAL EXPENDITURES	70,000	50,000	—	50,000

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 43 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS
(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

OPERATING EXPENSES
General Programs	410,000	542,942
Climate Action and Clean Energy	20,000	40,000
2010 Sports and Arts Legacy	20,000	20,000
	450,000	602,942

CAPITAL EXPENDITURES
General Programs	70,000	50,000

VOTE 44 — CAPITAL FUNDING
(Minister of Advanced Education, Minister of Education, Minister of Energy and Mines,
Minister of Health, and Minister of Finance)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures. Those expenditures may include the capitalizable costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education, the Minister of Education, the Minister of Energy and Mines, and the Minister of Health to government organizations whose operations fall within the respective portfolios of those ministers. The Minister of Finance may make grants under this vote to any government organization. The amount of this vote is allocated among the six responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities, including accelerated infrastructure projects. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days.

OPERATING EXPENSES
Post Secondary Institutions (Minister of Advanced Education)	287,656	140,935
Schools (Minister of Education)	348,883	449,801
Housing (Minister of Energy and Mines)	208,380	161,262
Health Facilities (Minister of Health)	427,427	463,255
Other Capital Projects (Minister of Finance)	478,350	328,058
	1,750,696	1,543,311

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE (Continued)
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 45 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Finance
Minister of Advanced Education	Minister of Forests, Lands and Natural Resource Operations
Minister of Agriculture	Minister of Health
Attorney General	Minister of Jobs, Tourism and Innovation
Minister of Children and Family Development	Minister of Labour, Citizens’ Services and Open Government
Minister of Community, Sport and Cultural Development	Minister of Public Safety and Solicitor General
Minister of Education	Minister of Social Development
Minister of Energy and Mines	Minister of Transportation and Infrastructure
Minister of Environment

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Finance and Legal Services Branch, and the Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	1,756	447
Ministry of Finance	24,225	11,150
Ministry of Forests, Lands and Natural Resource Operations	118	1,328
Ministry of Health	878	878
Ministry of Jobs, Tourism and Innovation	1	1
Ministry of Labour, Citizens’ Services and Open Government	2	2
Ministry of Public Safety and Solicitor General	4,822	4,676
Ministry of Social Development	480	480
Ministry of Transportation and Infrastructure	25	25
Recoveries	(32,714)	(19,394)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE (Continued)
($000)

Estimates	Estimates
2010/11	2011/12

VOTE 46 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Finance
Minister of Advanced Education	Minister of Forests, Lands and Natural Resource Operations
Minister of Agriculture	Minister of Health
Attorney General	Minister of Jobs, Tourism and Innovation
Minister of Children and Family Development	Minister of Labour, Citizens’ Services and Open Government
Minister of Community, Sport and Cultural Development	Minister of Public Safety and Solicitor General
Minister of Education	Minister of Social Development
Minister of Energy and Mines	Minister of Transportation and Infrastructure
Minister of Environment

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Attorney General	2,300	2,360
Ministry of Children and Family Development	50	50
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	1,168	600
Ministry of Finance	63,590	94,910
Ministry of Forests, Lands and Natural Resource Operations	5,001	5,570
Ministry of Health	3,193	2,871
Ministry of Jobs, Tourism and Innovation	1	1
Ministry of Labour, Citizens’ Service and Open Government	2	2
Ministry of Public Safety and Solicitor General	9,800	9,100
Ministry of Social Development	8,029	8,029
Ministry of Transportation and Infrastructure	10	10
Recoveries	(93,150)	(123,509)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE (Continued)

($000)

Estimates	Estimates
2010/11	2011/12

VOTE 47 — BC FAMILY BONUS

(Minister of Finance)

This vote provides for funding for payments to low income families with children. A payment is made to the federal government for administration of the program.

OPERATING EXPENSES
BC Family Bonus	6,379	4,317

VOTE 48 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION
(Attorney General)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Costs may be recovered from ministries, other levels of government and organizations for services described within this vote.

OPERATING EXPENSES
Administration and Support Services	1,318	1,305
Environmental Appeal Board	411	411
Forest Appeals Commission	359	359
	2,088	2,075

VOTE 49 — FOREST PRACTICES BOARD

(Minister of Forests, Lands and Natural Resource Operations)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigation of public complaints and administrative appeals. Costs may be recovered from other ministries, other levels of government, agencies and organizations for services described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,839	3,815

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,312	3,280
Operating Costs	2,597	2,592
Government Transfers	1,757,075	1,547,628
Other Expenses	575,888	745,873
Internal Recoveries	(1)	(2)
External Recoveries	(125,867)	(142,909)
TOTAL OPERATING EXPENSES	2,213,004	2,156,462

SCHEDULES

A	–	Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation – 2010/11

B	–	Special Accounts – Summary

C	–	Financing Transactions – Capital Expenditures

D	–	Financing Transactions – Loans, Investments and Other Requirements

E	–	Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

F	–	Summary of Ministerial Accountability for Operating Expenses

G	–	Estimated Consolidated Revenue Fund Operating Result

H	–	Estimated Revenue by Source

I	–	Estimated Expense by Function

J	–	Service Delivery Agencies – Estimated Revenues and Expenses

K	–	Capital Expenditure Summary – CRF and Service Delivery Agencies

L	–	Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 11/12

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2010/11

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Office of the Premier
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	9,711	1
Transfer from Ministry of Finance
March 2011 Government Reorganization	465	—
Transfer from Ministry of Tourism, Culture and the Arts
March 2011 Government Reorganization	2,424	—
Transfer to Ministry of Public Safety and Solicitor General
October 2010 Government Reorganization	(238)	—
Transfer to Ministry of Tourism, Culture and the Arts
October 2010 Government Reorganization	(2,424)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	9,938	1

Aboriginal Relations and Reconciliation
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	39,800	23
Transfer from Ministry of Agriculture
October 2010 Government Reorganization	435	—
Transfer from Ministry of Energy and Mines
October 2010 Government Reorganization	839	—
Transfer from Ministry of Forests and Range
October 2010 Government Reorganization	40,062	—
Transfer from Ministry of Forests, Lands and Natural Resource Operations
October 2010 Government Reorganization	58	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	81,194	23

Advanced Education (formerly Small Business, Technology and Economic Development)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	62,374	774
Transfer from Ministry of Jobs, Tourism and Innovation
March 2011 Government Reorganization	563,358	119
October 2010 Government Reorganization	1,398,556	475
Transfer to Ministry of Energy and Mines
October 2010 Government Reorganization	(14,948)	—
Transfer to Ministry of Finance
October 2010 Government Reorganization	(6,615)	(63)
Transfer to Ministry of Forests, Lands and Natural Resource Operations
October 2010 Government Reorganization	(2,363)	—
Transfer to Ministry of Jobs, Tourism and Innovation
Corporate Services funding	(196)	—
Transfer to Ministry of Tourism, Culture and the Arts
October 2010 Government Reorganization	(22,171)	(571)
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	1,977,995	734

Agriculture (formerly Agriculture and Lands)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	82,102	55
Transfer from Ministry of Environment
October 2010 Government Reorganization	963	—
Transfer to Ministry of Aboriginal Relations and Reconciliation
October 2010 Government Reorganization	(435)	—
Transfer to Ministry of Forests and Range
October 2010 Government Reorganization	(1,505)	—
Transfer to Ministry of Forests, Lands and Natural Resource
Operations October 2010 Government Reorganization	(12,314)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	68,811	55

ESTIMATES, 11/12

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2010/11

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Attorney General
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	468,487	5,752
Transfer from Ministry of Public Safety and Solicitor General
Corporate Services funding	152	—
Other Adjustment
Restatement for the reclassification of Public Guardian Trustee Operating Account revenues	(11,000)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	457,639	5,752

Community, Sport and Cultural Development (formerly Community and Rural Development)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	309,063	1,020
Transfer from Ministry of Healthy Living and Sport
October 2010 Government Reorganization	12,530	—
Transfer from Ministry of Tourism, Culture and the Arts
October 2010 Government Reorganization	24,584	—
Transfer to Ministry of Jobs, Tourism and Innovation
October 2010 Government Reorganization	(6,237)	—
Transfer to Ministry of Labour, Citizens’ Services and Open Government
Reassignment of staff and funding	(113)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	339,827	1,020

Education
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	5,164,904	1,852
Transfer to Ministry of Jobs, Tourism and Innovation
Corporate Services funding	(951)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	5,163,953	1,852

Energy and Mines (formerly Energy, Mines and Petroleum Resources)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	54,451	69,008
Transfer from Ministry of Advanced Education
October 2010 Government Reorganization	14,948	—
Transfer from Ministry of Forests and Range
March 2011 Government Reorganization	3,973	—
Transfer from Ministry of Forests, Lands and Natural Resource Operations
March 2011 Government Reorganization	7,150	—
Transfer from Ministry of Public Safety and Solicitor General
March 2011 Government Reorganization	357,320	—
Transfer to Ministry of Aboriginal Relations and Reconciliation
October 2010 Government Reorganization	(839)	—
Transfer to Ministry of Forests and Range
October 2010 Government Reorganization	(3,073)	—
Transfer to Ministry of Forests, Lands and Natural Resource Operations
October 2010 Government Reorganization	(9,780)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	424,150	69,008

ESTIMATES, 11/12

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2010/11

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Environment
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	166,975	13,210
Transfer from Ministry of Forests and Range
October 2010 Government Reorganization	5,082	13
Transfer from Ministry of Healthy Living and Sport
October 2010 Government Reorganization	1,400	—
Transfer to Ministry of Agriculture
October 2010 Government Reorganization	(963)	—
Transfer to Ministry of Forests, Lands and Natural Resource Operations
October 2010 Government Reorganization	(35,940)	(44)
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	136,554	13,179

Finance
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	67,724	2,931
Transfer from Ministry of Advanced Education
October 2010 Government Reorganization	6,615	63
Transfer from Ministry of Healthy Living and Sport
2010 Olympic and Paralympic Winter Games Secretariat	3,441	—
Transfer from Ministry of Labour, Citizens’ Services and Open Government
March 2011 Government Reorganization	56,897	—
Transfer to Ministry of Jobs, Tourism and Innovation
Economic Competitiveness	(3,980)	(63)
March 2011 Government Reorganization	(2,134)	—
October 2010 Government Reorganization	(316)	—
Transfer to Office of the Premier
March 2011 Government Reorganization	(465)	—
Other Adjustment
Restatement for the reclassification of Social Service Tax recoveries	61,449	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	189,231	2,931

Forests and Range (Disestablished)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	641,151	65,879
Transfer from Ministry of Agriculture
October 2010 Government Reorganization	1,505	—
Transfer from Ministry of Energy and Mines
October 2010 Government Reorganization	3,073	—
Transfer to Ministry of Aboriginal Relations and Reconciliation
October 2010 Government Reorganization	(40,062)	—
Transfer to Ministry of Energy and Mines
March 2011 Government Reorganization	(3,973)	—
Transfer to Ministry of Environment
October 2010 Government Reorganization	(5,082)	(13)
Transfer to Ministry of Forests, Lands and Natural Resource Operations
March 2011 Government Reorganization	(301,696)	(26,813)
October 2010 Government Reorganization	(268,501)	(38,818)
Transfer to Ministry of Jobs, Tourism and Innovation
March 2011 Government Reorganization	(22,975)	—
Transfer to Ministry of Labour, Citizens’ Services and Open Government
October 2010 Government Reorganization	(3,440)	(235)
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	—	—

ESTIMATES, 11/12

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2010/11

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Forests, Lands and Natural Resource Operations
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	—	—
Transfer from Ministry of Advanced Education
October 2010 Government Reorganization	2,363	—
Transfer from Ministry of Agriculture
October 2010 Government Reorganization	12,314	—
Transfer from Ministry of Energy and Mines
October 2010 Government Reorganization	9,780	—
Transfer from Ministry of Environment
October 2010 Government Reorganization	35,940	44
Transfer from Ministry of Forests and Range
March 2011 Government Reorganization	301,696	26,813
October 2010 Government Reorganization	268,501	38,818
Transfer from Ministry of Healthy Living and Sport
October 2010 Government Reorganization	393	—
Transfer from Ministry of Tourism, Culture and the Arts
March 2011 Government Reorganization	1,118	—
October 2010 Government Reorganization	8,517	3,565
Transfer to Ministry of Aboriginal Relations and Reconciliation
October 2010 Government Reorganization	(58)	—
Transfer to Ministry of Energy and Mines
March 2011 Government Reorganization	(7,150)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	633,414	69,240

Health (formerly Health Services)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	14,760,193	7,022
Transfer from Ministry of Healthy Living and Sport
October 2010 Government Reorganization	36,039	2
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	14,796,232	7,024

Healthy Living and Sport (Disestablished)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	53,803	2
Transfer to Ministry of Community, Sport and Cultural Development
October 2010 Government Reorganization	(12,530)	—
Transfer to Ministry of Environment
October 2010 Government Reorganization	(1,400)	—
Transfer to Ministry of Finance
2010 Olympic and Paralympic Winter Games Secretariat	(3,441)	—
Transfer to Ministry of Forests, Lands and Natural Resource Operations
October 2010 Government Reorganization	(393)	—
Transfer to Ministry of Health
October 2010 Government Reorganization	(36,039)	(2)
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	—	—

ESTIMATES, 11/12

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2010/11

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Jobs, Tourism and Innovation (formerly Advanced Education and Labour Market Development)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	2,114,060	1,033
Transfer from Ministry of Advanced Education
Corporate Services funding	196	—
Transfer from Ministry of Community, Sport and Cultural Development
October 2010 Government Reorganization	6,237	—
Transfer from Ministry of Education
Corporate Services funding	951	—
Transfer from Ministry of Finance
Economic Competitiveness	3,980	63
March 2011 Government Reorganization	2,134	—
October 2010 Government Reorganization	316	—
Transfer from Ministry of Forests and Range
March 2011 Government Reorganization	22,975	—
Transfer from Ministry of Tourism, Culture and the Arts
March 2011 Government Reorganization	102,969	3,311
October 2010 Government Reorganization	100	—
Transfer to Ministry of Advanced Education
March 2011 Government Reorganization	(563,358)	(119)
October 2010 Government Reorganization	(1,398,556)	(475)
Transfer to Ministry of Labour, Citizens’ Services and Open Government
October 2010 Government Reorganization	(5,784)	—
Transfer to Ministry of Public Safety and Solicitor General
March 2011 Government Reorganization	(16,603)	—
Transfer to Ministry of Social Development
March 2011 Government Reorganization	(626)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	268,991	3,813

Labour (Disestablished)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	16,460	1,003
Transfer to Ministry of Labour, Citizens’ Services and Open Government
March 2011 Government Reorganization	(16,460)	(1,003)
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	—	—

Labour, Citizens’ Services and Open Government (formerly Citizens’ Services)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	612,600	125,067
Transfer from Ministry of Community, Sport and Cultural Development
Reassignment of staff and funding	113	—
Transfer from Ministry of Forests and Range
October 2010 Government Reorganization	3,440	235
Transfer from Ministry of Jobs, Tourism and Innovation
October 2010 Government Reorganization	5,784	—
Transfer from Ministry of Labour
March 2011 Government Reorganization	16,460	1,003
Transfer to Ministry of Finance
March 2011 Government Reorganization	(56,897)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	581,500	126,305

ESTIMATES, 11/12

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2010/11

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Public Safety and Solicitor General
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	601,526	5,826
Transfer from Ministry of Jobs, Tourism and Innovation
March 2011 Government Reorganization	16,603	—
Transfer from Ministry of Social Development
October 2010 Government Reorganization	375,894	900
Transfer from Office of the Premier
October 2010 Government Reorganization	238	—
Transfer to Ministry of Attorney General
Corporate Services funding	(152)	—
Transfer to Ministry of Energy and Mines
March 2011 Government Reorganization	(357,320)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	636,789	6,726

Social Development (formerly Housing and Social Development)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	2,729,996	34,414
Transfer from Ministry of Jobs, Tourism and Innovation
March 2011 Government Reorganization	626	—
Transfer to Ministry of Public Safety and Solicitor General
October 2010 Government Reorganization	(375,894)	(900)
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	2,354,728	33,514

Tourism, Culture and the Arts (Disestablished)
Total Operating Expenses and Capital Expenditures — 2010/11 Estimates	115,117	6,305
Transfer from Ministry of Advanced Education
October 2010 Government Reorganization	22,171	571
Transfer from Office of the Premier
October 2010 Government Reorganization	2,424	—
Transfer to Ministry of Community, Sport and Cultural Development
October 2010 Government Reorganization	(24,584)	—
Transfer to Ministry of Forests, Lands and Natural Resource Operations
March 2011 Government Reorganization	(1,118)	—
October 2010 Government Reorganization	(8,517)	(3,565)
Transfer to Ministry of Jobs, Tourism and Innovation
March 2011 Government Reorganization	(102,969)	(3,311)
October 2010 Government Reorganization	(100)	—
Transfer to Office of the Premier
March 2011 Government Reorganization	(2,424)	—
Total Operating Expenses and Capital Expenditures — 2010/11 Restated	—	—

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2010/11 Estimates	33,782,000	425,183
Total Transfers from Special Offices, Ministries and Other Appropriations	3,766,102	75,995
Total Transfers to Special Offices, Ministries and Other Appropriations	(3,766,102)	(75,995)
Restatement for the reclassification of Public Guardian Trustee Operating Account revenues	(11,000)	—
Restatement for the reclassification of Social Service Tax recoveries	61,449	—
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2010/11 Restated	33,832,449	425,183

ESTIMATES, 11/12

SPECIAL ACCOUNTS(1) - SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2012)
($000)

	Spending			Transfer	Financing			Spending
	Authority			(to) from	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2011	Revenue	Expense	Fund(2)	(Disbursements)	Expense	Adjustment(3)	March 31, 2012
Special Accounts
BC Arts and Culture Endowment special account	2,585	3,100	(2,500)	—	—	—	—	3,185
BC Timber Sales Account	186,872	158,405	(163,532)	—	(53,751)	(24,200)	79,131	182,925
Children’s Education Fund special account	170,204	13,034	—	47,024	—	—	—	230,262
Civil Forfeiture Account	1,182	1,033	—	—	—	—	3	2,218
Corrections Work Program Account	3,781	1,350	(1,281)	—	—	—	60	3,910
Crown Land special account	50,000	76,801	(20)	(76,851)	70	—	—	50,000
First Citizens Fund	3,953	2,800	(3,649)	—	—	—	—	3,104
First Nations Clean Energy Business Fund special account	4,775	—	(1,350)	—	—	—	—	3,425
Forest Stand Management Fund	10,841	—	—	—	—	—	—	10,841
Forfeited Crime Proceeds Fund	984	—	—	—	—	—	—	984
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	13,013	10,000	(10,000)	—	—	—	—	13,013
Innovative Clean Energy Fund special account	40,391	—	(14,947)	—	—	—	—	25,444
Insurance and Risk Management Account	338,181	21,790	(4,191)	—	—	—	391	356,171
Northern Development Fund	8,695	575	(500)	—	—	—	—	8,770
Park Enhancement Fund special account	428	590	(500)	—	—	(400)	—	118
Physical Fitness and Amateur Sports Fund	1,857	1,700	(1,700)	—	—	—	—	1,857
Production Insurance Account	14,642	23,200	(18,500)	—	—	—	—	19,342
Provincial Home Acquisition Wind Up special account	15,415	6	(10)	—	40	—	—	15,451
Public Guardian and Trustee Operating Account	23,899	8,860	(8,860)	—	—	(499)	633	24,033
Sustainable Environment Fund	15,543	16,349	(20,305)	—	—	—	—	11,587
University Endowment Lands Administration Account	31,490	6,442	(6,442)	—	—	—	—	31,490
Victim Surcharge Special Account	45,040	12,300	(13,504)	—	—	—	—	43,836
	983,771	505,585	(419,041)	(29,827)	(53,641)	(25,099)	80,218	1,041,966
Transfers from Voted Appropriations to Special Accounts (4)
Production Insurance Account	—	(7,000)	7,000	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,860)	8,860	—	—	—	—	—
	—	(15,860)	15,860	—	—	—	—	—

Total Special Accounts (net of transfers)	983,771	489,725	(403,181)	(29,827)	(53,641)	(25,099)	80,218	1,041,966

(1)          Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          General Fund Transfers consist of changes in statutory spending authority.

(3)          Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortization, inventory, and accounts receivable and payable.

(4)          Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 12.

ESTIMATES, 11/12

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2012)
($000)

The allocation of the total voted appropriation among special offices, ministries, and other appropriations, or among categories of capital expenditures, is shown for information and planning purposes only. The amounts allocated to Special Accounts are subject to the available spending authority within each account.

Treasury Board may reallocate the total voted appropriation among special offices, ministries and other appropriations. Reallocations among the categories of capital expenditures are governed by section 23(4) and (5) of the Financial Administration Act. No reallocation may result in the total voted appropriation set out in this Schedule being exceeded.

	Land	Buildings		Office			Roads,
	& Land	& Tenant	Specialized	Furniture &		Information	Bridges &
	Improvements	Improvements	Equipment	Equipment	Vehicles	Systems	Ferries	Total
SUMMARY
Voted Appropriation	13,272	84,995	8,425	2,378	4,536	165,620	77,650	356,876
Special Accounts(1)	400	—	150	—	—	949	23,600	25,099
Consolidated Revenue Fund Total	13,672	84,995	8,575	2,378	4,536	166,569	101,250	381,975

Special Offices and Ministries
Legislation	—	5,050	—	905	—	319	—	6,274
Officers of the Legislature	—	120	—	147	—	1,662	—	1,929
Office of the Premier	—	—	—	1	—	—	—	1
Ministry of Aboriginal Relations and Reconciliation	—	—	—	1	—	—	—	1
Ministry of Advanced Education	—	—	—	4	—	500	—	504
Ministry of Agriculture	—	—	—	3	—	—	—	3
Ministry of Attorney General	—	—	1,126	122	1,752	3,445	—	6,445
Ministry of Children and Family Development	—	—	8	52	336	100	—	496
Ministry of Community, Sport and Cultural Development	—	—	—	2	—	830	—	832
Ministry of Education	—	—	—	2	—	2,000	—	2,002
Ministry of Energy and Mines	—	—	—	—	—	250	64,000	64,250
Ministry of Environment	11,380	—	926	10	23	—	—	12,339
Ministry of Finance	—	—	—	10	—	2,501	—	2,511
Ministry of Forests, Lands and Natural Resource Operations	2,292	—	1,145	18	1,203	3,757	37,250	45,665
Ministry of Health	—	—	—	30	—	30,952	—	30,982
Ministry of Jobs, Tourism and Innovation	—	80	—	1	—	3,375	—	3,456
Ministry of Labour, Citizens’ Services and Open Government	—	78,095	3,218	222	—	23,465	—	105,000
Ministry of Public Safety and Solicitor General	—	—	1,430	30	174	5,023	—	6,657
Ministry of Social Development	—	1,650	—	804	29	35,900	—	38,383
Ministry of Transportation and Infrastructure	—	—	722	14	1,019	2,490	—	4,245

Other Appropriations
Contingencies All Ministries and New Programs(2)	—	—	—	—	—	50,000	—	50,000

Consolidated Revenue Fund Total	13,672	84,995	8,575	2,378	4,536	166,569	101,250	381,975

(1)          The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2011/12 Estimates.

(2)          Administered by the Minister of Finance.

ESTIMATES, 11/12

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1)
(for the Fiscal Year Ending March 31, 2012)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)
SUMMARY
Voted Appropriations	147,196	385,850	(238,654)
Special Accounts	110	53,751	(53,641)
Service Delivery Agencies	—	24,000	(24,000)
Total	147,306	463,601	(316,295)

Ministry of Aboriginal Relations and Reconciliation
Settlement Costs of Treaties And Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	1,750	(1,750)
Ministry of Agriculture
Agriculture Credit Act — Repayments of outstanding loans	49	—	49
Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	1,100	1,100	—
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	31	—	31
Ministry of Finance
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	19,316	—	19,316
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	10,700	3,150	7,550
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	35,000	140,000	(105,000)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	81,000	235,000	(154,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims and other disbursements	40	—	40
Ministry of Forests, Lands and Natural Resource Operations
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	53,751	(53,751)
Crown Land Administration — Development of land for sale in future years	—	4,250	(4,250)
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	70	—	70
Tourism Development — Development of land for sale in future years	—	600	(600)

Consolidated Revenue Fund Total	147,306	439,601	(292,295)

Service Delivery Agencies (2)	—	24,000	(24,000)

Total	147,306	463,601	(316,295)

(1)          Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)          The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 11/12

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1)
(for the Fiscal Year Ending March 31, 2012)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)
Ministry of Advanced Education

Post-Secondary Institutions	72,644	72,644	—

Ministry of Energy and Mines

Northwest Transmission Line	61,000	61,000	—

Oil and Gas Commission	40,750	40,750	—

Ministry of Finance

BC Transit	11,400	11,400	—

BC Transportation Financing Authority	447,000	447,000	—

Cowichan Tribes	2,300	2,300	—

Municipalities or Eligible Entities	29,600	29,600	—

Rural Areas	286,200	286,200	—

South Coast British Columbia Transportation Authority	322,600	322,600	—

Ministry of Forests, Lands and Natural Resource Operations

Habitat Conservation Trust	6,000	6,000	—

Total	1,279,494	1,279,494	—

(1)          Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 11/12

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (for the Fiscal Year Ending March 31, 2012) ($000)	Schedule F

Under Section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(2) applies to the revenue minister as defined by BBMAA, and requires the minister to achieve an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2011/12 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2011/12 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2011/12 Estimates.

		Voted Appropriation	2011/12
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2011/12 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	9,455	9,455

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	75,031	75,031

Minister of Advanced Education(1)	Ministry of Advanced Education	1,980,486
	Capital Funding	140,935	2,121,421

Minister of Agriculture	Ministry of Agriculture	54,271	54,271

Attorney General	Ministry of Attorney General	443,204
	Environmental Appeal Board and Forest Appeals Commission	2,075	445,279

Minister of Children and Family Development	Ministry of Children and Family Development	1,330,591	1,330,591

Minister of Community, Sport and Cultural Development	Ministry of Community, Sport and Cultural Development	243,265	243,265

Minister of Education(1)	Ministry of Education	5,241,877
	Capital Funding	449,801	5,691,678

Minister of Energy and Mines(1)	Ministry of Energy and Mines	393,370
	Capital Funding	161,262	554,632

Minister of Environment	Ministry of Environment	109,237	109,237

Minister of Finance(1)	Ministry of Finance	153,194
	Management of Public Funds and Debt	1,349,301
	Contingencies (All Ministries) and New Programs	602,942
	Capital Funding	328,058
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	BC Family Bonus	4,317	2,437,814

ESTIMATES, 11/12

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES - (Continued) (for the Fiscal Year Ending March 31, 2012) ($000)	Schedule F

		Voted Appropriation	2011/12
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2011/12 Estimates	Expenses (net)	Amount

Minister of Forests, Lands and Natural Resource Operations	Ministry of Forests, Lands and Natural Resource Operations	426,300
	Forest Practices Board	3,815	430,115

Minister of Health(1)	Ministry of Health	15,566,169
	Capital Funding	463,255	16,029,424

Minister of Jobs, Tourism and Innovation	Ministry of Jobs, Tourism and Innovation	236,513	236,513

Minister of Labour, Citizens’ Services and Open Government	Ministry of Labour, Citizens’ Services and Open Government	565,722	565,722

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	619,680	619,680

Minister of Social Development	Ministry of Social Development	2,339,088	2,339,088

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	806,922	806,922

	Total Estimated Amount		34,100,138

	Not Applicable
	Legislation	68,862
	Officers of the Legislature	45,819
	Total Voted Expense	34,214,819

(1)

The Ministers of Advanced Education, Education, Energy and Mines, Finance, and Health each have operating expense accountability for a portion of the Capital Funding vote; these accountabilities have been allocated according to the distribution shown in Vote 44.

ESTIMATES, 11/12

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3) ($000)	Schedule G

Estimates (2)	Forecast (2)		Estimates
2010/11	2010/11		2011/12

		Revenue Summary (2)
16,838,449	17,568,000	Taxation revenue	18,398,000
3,103,000	2,648,000	Natural resource revenue	2,986,000
2,648,000	2,653,000	Other Revenue	2,853,000
6,110,000	6,198,000	Contributions from the Federal government	6,170,000
2,797,000	2,934,000	Contributions from the self-supported Crown corporations	2,171,000
31,496,449	32,001,000	Total Consolidated Revenue Fund Revenue	32,578,000

		Expense Summary (3)
68,004	68,004	Legislation	68,862
43,390	43,390	Officers of the Legislature	45,819
9,938	9,938	Office of the Premier	9,455
81,194	81,194	Ministry of Aboriginal Relations and Reconciliation	80,030
1,977,995	1,977,995	Ministry of Advanced Education	1,980,486
68,811	68,811	Ministry of Agriculture	65,771
457,639	457,639	Ministry of Attorney General	443,204
1,333,693	1,333,693	Ministry of Children and Family Development	1,330,591
339,827	339,827	Ministry of Community, Sport and Cultural Development	253,907
5,163,953	5,163,953	Ministry of Education	5,241,877
424,150	424,150	Ministry of Energy and Mines	418,317
136,554	136,554	Ministry of Environment	130,042
189,231	274,231	Ministry of Finance	157,395
633,414	801,414	Ministry of Forests, Lands and Natural Resource Operations	589,852
14,796,232	14,796,232	Ministry of Health	15,713,419
268,991	268,991	Ministry of Jobs, Tourism, and Innovation	237,013
581,500	581,500	Ministry of Labour, Citizens’ Services and Open Government	565,722
636,789	675,789	Ministry of Public Safety and Solicitor General	634,465
2,354,728	2,354,728	Ministry of Social Development	2,339,088
752,814	752,814	Ministry of Transportation and Infrastructure	806,922
1,300,598	1,255,598	Management of Public Funds and Debt	1,349,301
2,213,004	1,746,004	Other Appropriations (4)	2,156,462
33,832,449	33,612,449	Subtotal	34,618,000
—	(55,000)	Reversal of prior year over accrual	—
33,832,449	33,557,449	Total Consolidated Revenue Fund Expense	34,618,000
(2,336,000)	(1,556,449)	Consolidated Revenue Fund Operating Result	(2,040,000)

(1)	The 2010/11 Estimates and Forecast amounts have been restated to conform with the 2011/12 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.
(2)	Excludes revenue collected on behalf of, and transferred to, service delivery agencies, and other entities (see Schedule E).
(3)	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
(4)	See page 12 for details on Other Appropriations.

ESTIMATES, 11/12

ESTIMATED REVENUE BY SOURCE (1) (for the Fiscal Year Ending March 31, 2012) ($millions)	Schedule H

						Grants	Contribution	Contribution
						and	from	from
		Natural	Fees &	Investment		internal	Federal	Government
	Taxation	Resources	Licences	Earnings	Misc	transfers	Government	Enterprises	Total
Consolidated Revenue Fund	18,398	2,986	2,606	78	169		6,170	2,171	32,578
Accounting adjustments								(221)	(221)
Contributions from government enterprises								(2,171)	(2,171)
	18,398	2,986	2,606	78	169	—	6,170	(221)	30,186
Expense recoveries:
Expenses netted from revenue (bad debts)	7	6	92		19				124
Expenses recovered from external entities		67	219	814	510		696	221	2,527
	7	73	311	814	529	—	696	221	2,651
Service delivery agency revenue:
School Districts			140	12	263	5,045	66		5,526
Universities			973	129	787	1,674	384		3,947
Colleges and institutes			271	4	142	648	4		1,069
Health Authorities and Hospital Societies			300	9	402	11,254	24		11,989
BC Assessment Authority	77				5				82
BC Housing Management Commission			5	5	56	522	202		790
BC Pavilion Corporation			1		46	37	5		89
BC Transit	85		67	2	5	150			309
BC Transportation Financing Authority	447				23	172	23		665
Other service delivery agencies		41	33	29	495	1,075	6		1,679
	609	41	1,790	190	2,224	20,577	714	—	26,145
Revenue from internal transfers and other adjustments				(45)	36	(20,577)			(20,586)
	609	41	1,790	145	2,260	—	714	—	5,559
Net earnings of government enterprises:
BC Hydro								611	611
BC Liquor Distribution								925	925
BC Lottery Corporation								1,096	1,096
Insurance Corporation of British Columbia								290	290
Other commercial Crown corporations								19	19
	—	—	—	—	—	—	—	2,941	2,941
Total Revenue by Source	19,014	3,100	4,707	1,037	2,958	—	7,580	2,941	41,337

(1)

The Estimated Revenue by Source schedule is presented for information purposes and provides further detail on the revenue collected by ministries and other organizations that make up the government reporting entity. Adjustments to CRF revenue are required to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting. Total CRF revenue is adjusted for recoveries from external sources and to report the revenue that had expenses netted against it. These adjustments are offset by a corresponding increase in expense (see Schedule I). Service delivery agencies receive revenue directly from external sources such as federal grants, fees for goods and services, and investment earnings. Under generally accepted accounting principles, commercial Crown corporation net earnings are reported as revenue. Figures have been rounded to the nearest million.

ESTIMATES, 11/12

ESTIMATED EXPENSE BY FUNCTION (1)	Schedule I
(for the Fiscal Year Ending March 31, 2012)
($millions)

						Natural
				Protection of		Resources &
			Social	Persons &		Economic		General
	Health	Education	Services	Property	Transportation	Development	Other	Government	Interest	Total
Legislation								69		69
Officers of the Legislature				20				26		46
Office of the Premier								9		9
Ministry of Aboriginal Relations and Reconciliation				68		12				80
Ministry of Advanced Education		1,979				1				1,980
Ministry of Agriculture						66				66
Ministry of Attorney General			66	336				41		443
Ministry of Children and Family Development	232		1,061	38						1,331
Ministry of Community, Sport and Cultural Development						1	252	1		254
Ministry of Education		5,229					13			5,242
Ministry of Energy and Mines				9		63	346			418
Ministry of Environment						120	10			130
Ministry of Finance								157		157
Ministry of Forests, Lands and Natural Resource Operations						589	1			590
Ministry of Health	15,714									15,714
Ministry of Jobs, Tourism and Innovation		112				125				237
Ministry of Labour, Citizens’ Services and Open Government				13		10		543		566
Ministry of Public Safety and Solicitor General	4			614				17		635
Ministry of Social Development	120	48	2,170	1						2,339
Ministry of Transportation and Infrastructure				25	781	1				807
Management of Public Funds and Debt									1,349	1,349
Contingencies All Ministries and New Programs						40	563			603
Capital Funding	463	591				147	161	181		1,543
Other Appropriations			4			6				10
Consolidated Revenue Fund	16,533	7,959	3,301	1,124	781	1,181	1,346	1,044	1,349	34,618
Expenses recovered from external entities	312	542	75	162	57	205	283	234	781	2,651
Grants and other internal transfers	(11,460)	(7,730)	(775)	(5)	(213)	(241)	(764)	(181)	—	(21,369)
Total direct program spending	5,385	771	2,601	1,281	625	1,145	865	1,097	2,130	15,900
Service delivery agency program expense:
School Districts		5,512							1	5,513
Universities		3,838							42	3,880
Colleges and Institutes		1,056							7	1,063
Health Authorities and Hospital Societies	11,930								59	11,989
BC Assessment Authority							82			82
BC Housing Management Commission							789		1	790
BC Pavilion Corporation						113				113
BC Transit					295				13	308
BC Transportation Financing Authority					669				278	947
Other service delivery agencies	162	117	776	41	28	129	47	5	22	1,327
	12,092	10,523	776	41	992	242	918	5	423	26,012
Total Expense by Function	17,477	11,294	3,377	1,322	1,617	1,387	1,783	1,102	2,553	41,912

(1)

The Expense by Function schedule is presented for information purposes and provides a reconciliation between the spending by ministries and other organizations that make up the government reporting entity and the main categories of government expense. Appropriations are shown as voted (i.e. net of recoveries). Total CRF spending is adjusted for expenses whose cost was recovered from external sources and for expenses that were netted from revenue. This adjustment is offset by an equivalent adjustment to revenue (see Schedule H). Service delivery agencies also provide services that are not funded by grants from the provincial government. These costs are funded from external sources such as federal grants, fees or investment earnings (see Schedule H) Figures have been rounded to the nearest million.

ESTIMATES, 11/12

SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES (1)	Schedule J
($000)

	Estimates	Forecast	Estimates
	2010/11	2010/11	2011/12
Service Delivery Agencies:

School Districts
Revenue	5,440,000	5,555,000	5,526,000
Expense	(5,440,000)	(5,505,000)	(5,513,000)
	—	50,000	13,000
Accounting adjustments (2)	191,000	88,000	276,000
Net impact	191,000	138,000	289,000

Universities
Revenue	3,757,000	3,904,000	3,947,000
Expense	(3,680,000)	(3,785,000)	(3,880,000)
	77,000	119,000	67,000
Accounting adjustments (2)	86,000	53,000	2,000
Net impact	163,000	172,000	69,000

Colleges and Institutes
Revenue	1,051,000	1,074,000	1,069,000
Expense	(1,047,000)	(1,068,000)	(1,063,000)
	4,000	6,000	6,000
Accounting adjustments (2)	6,000	10,000	(39,000)
Net impact	10,000	16,000	(33,000)

Health Authorities and Hospital Societies
Revenue	11,141,000	11,145,000	11,989,000
Expense	(11,141,000)	(11,102,000)	(11,989,000)
	—	43,000	—
Accounting adjustments (2)	144,000	67,000	183,000
Net impact	144,000	110,000	183,000

Community Living BC
Revenue	691,000	697,000	701,000
Expense	(691,000)	(697,000)	(701,000)
	—	—	—
Accounting adjustments (2)	(1,000)	5,000	5,000
Net impact	(1,000)	5,000	5,000

British Columbia Housing Management Commission
Revenue	885,000	794,000	790,000
Expense	(885,000)	(794,000)	(790,000)
	—	—	—
Accounting adjustments (2)	(7,000)	(5,000)	—
Net impact	(7,000)	(5,000)	—

ESTIMATES, 11/12

SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES (1)	Schedule J
($000)

	Estimates	Forecast	Estimates
	2010/11	2010/11	2011/12
Service Delivery Agencies:

BC Pavilion Corporation
Revenue	88,000	74,000	89,000
Expense	(115,000)	(99,000)	(112,000)
	(27,000)	(25,000)	(23,000)
Accounting adjustments (2)	242,000	127,000	127,000
Net impact	215,000	102,000	104,000

British Columbia Transit
Revenue	293,000	282,000	308,000
Expense	(293,000)	(282,000)	(308,000)
	—	—	—
Accounting adjustments (2)	(24,000)	(35,000)	5,000
Net impact	(24,000)	(35,000)	5,000

BC Transportation Financing Authority
Revenue	609,000	635,000	665,000
Expense	(802,000)	(798,000)	(947,000)
	(193,000)	(163,000)	(282,000)
Accounting adjustments (2)	(123,000)	(12,000)	(115,000)
Net impact	(316,000)	(175,000)	(397,000)

Other Service Delivery Agencies
Revenue	710,000	697,000	1,061,000
Expense	(692,000)	(658,000)	(709,000)
	18,000	39,000	352,000
Accounting adjustments (2)	553,000	304,000	339,000
Net impact	571,000	343,000	691,000

Net operating results of service delivery agencies
Revenue	24,665,000	24,857,000	26,145,000
Accounting adjustments (2)	1,067,000	602,000	783,000
Net revenue	25,732,000	25,459,000	26,928,000

Expense	(24,786,000)	(24,788,000)	(26,012,000)
Accounting adjustments (2)	—	—	—
Net expense	(24,786,000)	(24,788,000)	(26,012,000)
Net operating result	946,000	671,000	916,000

(1)	Figures have been rounded to the nearest million.
(2)	The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

ESTIMATES, 11/12

CAPITAL EXPENDITURE SUMMARY — CRF AND SERVICE DELIVERY AGENCIES (1),(2)	Schedule K
(for the Fiscal Year Ending March 31, 2012)
($000)

	Health	Education	Social Services	Protection of Person & Property	Transportation	Natural Resources	Other	General Government	Total
BC Transportation Financing Authority					986,000				986,000
British Columbia Transit					162,000				162,000
BC Pavilion Corporation						158,000			158,000
BC Housing/Provincial Rental Housing							233,000		233,000
Government Operating (Ministries) (3)	31,000	3,000	39,000	13,000	4,000	135,000	51,000	106,000	382,000
Schools		520,000							520,000
Universities		562,000							562,000
Colleges		37,000							37,000
Health sector	859,000								859,000
Other			5,000	2,000		12,000	37,000		56,000
Contingencies							150,000		150,000
Total	890,000	1,122,000	44,000	15,000	1,152,000	305,000	471,000	106,000	4,105,000

TAXPAYER-SUPPORTED STAFF UTILIZATION	Schedule L
(for the Fiscal Year Ending March 31, 2012)
(FTEs (4))

Estimates	Forecast		Estimates
2010/11	2010/11		2011/12
30,096	30,146	Ministries and special offices (CRF)	26,156
4,204	4,286	Service delivery agencies	4,441
34,300	34,432	Total taxpayer-supported staff utilization	30,597

(1)	Figures have been rounded to the nearest million.
(2)

Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)	Represents Consolidated Revenue Fund capital in Schedule C.
(4)

Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 11/12

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                             Base Salaries — includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                             Supplementary Salary Costs — includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                             Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                             Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under Section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                             Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                             Public Servant Travel — includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                             Centralized Management Support Services — includes central agency charges to ministries for services such as work place technology services, BC Public Service Agency services, legal services, accommodation and real estate services, and alternate service delivery services.

•                             Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                             Information Systems — Operating — includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•                             Office and Business Expenses — includes supplies and services required for the operation of offices.

•                             Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                             Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                             Utilities, Materials, and Supplies — includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                             Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                             Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                             Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                             Building Occupancy Charges — includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 11/12

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS — Continued

Government Transfers

•                             Transfers — Grants — includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                             Transfers — Entitlements — includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                             Transfers — Agreements — includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                             Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                             Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                             Other Expenses — includes expenses such as Provincial Treasury banking charges, financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                             Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                             Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                             Recoveries Within The Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                             Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                             Land — includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                             Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                             Buildings — includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                             Specialized Equipment — includes the purchase or capital lease cost of heavy equipment such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                             Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                             Vehicles — includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                             Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                             Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                             Roads — includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.